                                                                     EXHIBIT 2.4

                                                     PRIVILEGED AND CONFIDENTIAL

                                                                  EXECUTION COPY


                     HOMER CITY ELECTRIC GENERATING STATION


                           ASSET PURCHASE AGREEMENT
                                 BY AND AMONG


      PENNSYLVANIA ELECTRIC COMPANY, NGE GENERATION, INC., and NEW YORK
                 STATE ELECTRIC & GAS CORPORATION as SELLERS,


                   MISSION ENERGY WESTSIDE, INC., as BUYER
                          Dated as of August 1, 1998

                               TABLE OF CONTENTS
                               -----------------
                                   ARTICLE I


DEFINITIONS

1.1    Definitions.......................................................... 1
1.2    Certain Interpretive Matters........................................ 13


                                  ARTICLE II


PURCHASE AND SALE

2.1    Transfer of Assets.................................................. 13
2.2    Excluded Assets .................................................... 15
2.3    Assumed Liabilities................................................. 16
2.4    Excluded Liabilities................................................ 18
2.5    Control of Litigation............................................... 20


                                  ARTICLE III


THE CLOSING

3.1  Closing............................................................... 20
3.2  Payment of Purchase Price............................................. 21
3.3  Adjustment to Purchase Price ......................................... 21
3.4  Allocation of Purchase Price ......................................... 22
3.5  Prorations............................................................ 23
3.6  Deliveries by Sellers................................................. 24
3.7  Deliveries by Buyer................................................... 25
3.8  Ancillary Agreements.................................................. 26


                                  ARTICLE IV


REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLERS

4.1  Incorporation; Qualification.......................................... 26
4.2  Authority Relative to this Agreement ................................. 26
4.3  Consents and Approvals; No Violation ................................. 26
4.4  Insurance............................................................. 27
4.5  Title and Related Matters............................................. 28
4.6  Real Property Leases ................................................. 28

 4.7  Environmental Matters ............................................... 28
 4.8  Labor Matters........................................................ 29
 4.9  Benefit Plans: ERISA ................................................ 29
4.10  Real Property ....................................................... 30
4.11  Condemnation ........................................................ 30
4.12  Contracts and Leases ................................................ 30
4.13  Legal Proceedings, etc............................................... 31
4.14  Permits ............................................................. 31
4.15  Taxes................................................................ 31
4.16  Intellectual Property ............................................... 32
4.17  Capital Expenditures................................................. 32
4.18  Compliance with Laws................................................. 32
4.19  Disclaimers Regarding Purchased Assets............................... 33
4.20  Transmission ........................................................ 33


                             ARTICLE V


REPRESENTATIONS AND WARRANTIES OF BUYERS

5.1   Organization......................................................... 34
5.2   Authority Relative to this Agreement ................................ 34
5.3   Consents and Approvals; No Violation ................................ 34
5.4   Availability of Funds................................................ 35
5.5   Financial Representations............................................ 35
5.6   Legal Proceedings ................................................... 35
5.7   No Knowledge of Sellers' Breach...................................... 35
5.8   Qualified Buyer ..................................................... 36
5.9   Inspections ......................................................... 36
5.10  WARN Act............................................................. 36


                            ARTICLE VI


COVENANTS OF THE PARTIES

6.1  Conduct of Business Relating to the Purchased Assets.................. 36
6.2  Access to Information................................................. 38
6.3  Public Statements .................................................... 41
6.4  Expenses ............................................................. 41
6.5  Further Assurances ................................................... 41
6.6  Consents and Approvals ............................................... 43
6.7  Fees and Commissions.................................................. 45
6.8  Tax Matters........................................................... 45
6.9  Advice of Changes..................................................... 46

6.10  Employees............................................................ 47
6.11  Risk of Loss ........................................................ 51
6.12  Additional Covenants of Buyer ....................................... 52


                            ARTICLE VII


CONDITIONS


7.1  Conditions to Obligations of Buyer ................................... 52
7.2  Conditions to Obligations of Sellers ................................. 54


                            ARTICLE VIII


INDEMNIFICATION

8.1  Indemnification....................................................... 57
8.2  Defense of Claims..................................................... 59


                            ARTICLE IX


TERMINATION AND ABANDONMENT

9.1  Termination........................................................... 61
9.2  Procedure and Effect of No-Default Termination........................ 63


                             ARTICLE X


MISCELLANEOUS PROVISIONS

10.1   Several Liability of Each Seller ................................... 63
10.2   Amendment and Modification.......................................... 63
10.3   Waiver of Compliance; Consents ..................................... 63
10.4   No Survival ........................................................ 63
10.5   Notices............................................................. 64
10.6   Assignment.......................................................... 65
10.7   Governing Law....................................................... 66
10.8   Counterparts........................................................ 66
10.9   Interpretation...................................................... 66
10.10  Schedules and Exhibits ............................................. 66
10.11  Entire Agreement ................................................... 66
10.12  Bulk Sales Laws .................................................... 67
10.13  U.S. Dollars........................................................ 67

10.14  Zoning Classification............................................... 67
10.15  Sewage Facilities................................................... 67

                  LIST OF EXHIBITS AND SCHEDULES
                  ------------------------------


EXHIBITS

Exhibit A   Form of Assignment and Assumption Agreement
Exhibit B   Form of Bill of Sale
Exhibit C   Form of Easement and Attachment Agreement
Exhibit D   Form of FIRPTA Affidavit
Exhibit E   Form of Interconnection Agreement
Exhibit F   Form of Special Warranty Deed
Exhibit G   Form of Transition Power Purchase Agreement
Exhibit H   Guaranty

SCHEDULES


1.1(69)     Permitted Encumbrances
1.1(97)     Transferable Permits (both environmental and non-environmental)
2.1         Schedule of Purchased Assets
2.1(c)      Schedule of Tangible Personal Property to be Conveyed
            to Buyer
2.1(h)      Schedule of Emission Reduction Credits
2.1(1)      Intellectual Property
2.2(a)      Description of Transmission and other Assets not
            included in Conveyance
3.3(a)(i)   Schedule of Inventory
4.3(a)      Third Party Consents
4.3(b)      Sellers' Required Regulatory Approvals
4.4         Insurance Exceptions
4.5         Exceptions to Title
4.6         Real Property Leases
4.7         Schedule of Environmental Matters
4.8         Schedule of Noncompliance with Employment Laws
4.9(a)      Schedule of Benefit Plans
4.9(b)      Benefit Plan Exceptions
4.10        Description of Real Property
4.11        Notices of Condemnation
4.12(a)     List of Contracts
4.12(b)     List of Non-assignable Contracts
4.12(c)     List of Defaults under the Contracts
4.13        List of Litigation
4.14(a)     List of Permit Violations
4.14(b)     List of material Permits (other than Transferable
            Permits)
4.15        Tax Matters
4.16        Intellectual Property Exceptions
5.3(a)      Third Party Consents
5.3(b)      Buyer's Required Regulatory Approvals
6.1         Schedule of Permitted Activities prior to Closing
6.10(b)     Schedule of Non-Union Employees
6.10(d)     IBEW Collective Bargaining Agreement
6.10(h)     Schedule of Severance Benefits

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     ASSET PURCHASE AGREEMENT, dated as of August 1, 1998, by and among Pennsylvania Electric Company, a Pennsylvania corporation ("Penelec"), New York State Electric & Gas Corporation, a New York corporation ("NYSEG"), NGE Generation, Inc., a New York corporation ("NGE"), (Penelec, NGE and NYSEG, collectively, "Sellers"), and Mission Energy Westside, Inc., a
California corporation  ("Buyer").    Sellers  and  Buyer  are  referred  to
individually as a "Party," and collectively as the "Parties."


                              W I T N E S S E T H
                              - - - - - - - - - -


     WHEREAS, each of Penelec and NGE owns as tenant-in-common a 50% undivided interest in the Homer City Electric Generating Station (the "Facility") located near Indiana, Pennsylvania, and certain facilities and other assets associated therewith and ancillary thereto; and

     WHEREAS, Penelec and NGE have heretofore agreed jointly to divest themselves of the Facility;

     WHEREAS, Buyer, a wholly owned subsidiary of Edison Mission Energy, a California corporation ("Buyer Parent", and together with Buyer, "Buyer Entities") desires to purchase and assume, and Penelec and NGE desire to sell and assign, the Purchased Assets (as defined in Section 2.1 below) and certain associated liabilities, upon the terms and conditions hereinafter set forth in this Agreement;

     WHEREAS, to induce Sellers to execute this Agreement, Buyer Parent is executing and delivering a certain Guaranty dated the date hereof ("Guaranty") in favor of Sellers.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------



     1.1    Definitions.     As  used  in  this  Agreement,  the following terms
            -----------
have the meanings specified in this Section 1.1.


     (1)    "Affiliate" has the meaning set forth in Rule 12b-2 of  the  General
            ----------
Rules  and  Regulations  under  the  Securities Exchange Act of 1934.

     (2)    "Agreement"  means  this  Asset  Purchase  Agreement together with
            ----------
the Schedules and Exhibits hereto, as the same may be from time to time amended.

      (3)    "Ancillary  Agreements"  means  the  Interconnection Agreement,
             ----------------------
the Easement and Attachment Agreement and the Transition Power Purchase Agreements, as the same may be from time to time amended.

      (4)    "Assignment  and  Assumption  Agreement"  means  the Assignment
             ---------------------------------------
and Assumption Agreement between Sellers and Buyer substantially in the form of Exhibit A hereto, by which Sellers shall subject to the terms and conditions hereof, assign the Sellers' Agreements, the Real Property Leases, certain intangible assets and other Purchased Assets to Buyer and whereby Buyer shall assume the Assumed Liabilities.

      (5)    "Assumed Liabilities" has the meaning set forth in Section 2.3.
             --------------------

      (6)    "Benefit Plans" has the meaning set forth in Section 4.9.
             --------------

      (7)    "Bill of Sale" means the Bill of Sale, substantially in the form of
             -------------
Exhibit B hereto, to be delivered at the Closing, with respect to the Tangible Personal Property included in the Purchased Assets transferred to Buyer at the Closing.

      (8)    "Buyer Material Adverse Effect" has the meaning set forth in
             ------------------------------
Section 5.3(a).

      (9)    "Business  Day"  shall  mean  any  day  other  than Saturday,
             --------------
Sunday and any day on which banking institutions in New York State or the Commonwealth of Pennsylvania are authorized by law or other governmental action to close.


      (10)   "Buyer Benefit Plans" has the meaning set forth in Section 6.10(f).
             --------------------

      (11)   "Buyer Indemnitee" has the meaning set forth in Section 8.1(b).
             -----------------

      (12)   "Buyer Required Regulatory Approvals" has the meaning set forth in
             ------------------------------------
Section 5.3(b).

      (13)   "Capital Expenditures" has the meaning set forth in Section 3.3(a).
             ---------------------

      (14)   "CERCLA"    means    the    Federal    Comprehensive Environmental
             -------
Response,  Compensation,  and  Liability  Act,  as amended.


     (15)   "Closing" has the meaning set forth in Section 3.1.
            --------


     (16)   "Closing Adjustment" has the meaning set forth in Section 3.3(b).
            -------------------

     (17)   "Closing Date" has the meaning set forth in Section
             ------------
3.1.

     (18)  "COBRA"   means   the   Consolidated   Omnibus   Budget
           ------
Reconciliation Act of 1985, as amended.

     (19)   "Code" means the Internal Revenue Code of 1986, as amended.
            -----

     (20)   "Commercially Reasonable Efforts" means efforts which are reasonably
            --------------------------------
within the contemplation of the Parties at the time of executing this Agreement and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

     (21)   "Confidentiality Agreement" means the Confidentiality Agreement,
            --------------------------
dated April 1, 1998, by and among Sellers and Buyer Parent.


     (22)   "Direct Claim" has the meaning set forth in Section 8.2(c).
            -------------


     (23)   "Easements"  means,  with  respect  to  the  Purchased Assets, the
            ----------
easements and access rights to be granted by Buyer to Penelec and NYSEG pursuant to the Easement and Attachment Agreement, including, without limitation, easements authorizing access, use, maintenance, construction, repair, replacement and other activities by Penelec and NYSEG, as further described in the Easement and Attachment Agreement.

     (24)   "Easement   and   Attachment   Agreement"   means   the Easement,
            ----------------------------------------
License and Attachment Agreement between Buyer, Penelec and NYSEG, in the form of Exhibit C hereto, executed on the date hereof, whereby Buyer will provide Penelec and NYSEG with Easements with respect to the Real Property transferred to Buyer and whereby Penelec and NYSEG will provide Buyer with certain attachment rights with respect to certain real property owned by Penelec and NYSEG.

     (25)   "Emission  Allowance"  means  all  present  and  future
            --------------------
authorizations to emit specified units of pollutants or Hazardous Substances, which units are established by the Governmental Authority with jurisdiction over the Plant under (i) an air pollution control and emission reduction program designed to mitigate global warming, interstate or intra-state transport of air pollutants; (ii) a program designed to mitigate impairment of surface waters, watersheds, or groundwater; or (iii) any
pollution reduction program with a similar purpose.   Allowances include
allowances, as described above, regardless as to whether the   Governmental
Authority   establishing   such   Allowances designates such allowances by a
name other than "allowances."

     (26)   "Emission Reduction Credits" means credits, in units that  are
            ---------------------------
established by the Governmental Authority with jurisdiction over the Plant that has obtained the credits, resulting from reductions in the emissions of air pollutants from an emitting source or facility (including, without limitation, and to the extent allowable under applicable law, reductions from shut-downs or control of emissions beyond that required by applicable law) that: (i) have been identified by the PaDEP as complying with
applicable  Pennsylvania   law   governing   the establishment  of  such
credits  (including,  without  limitation, that  such  emissions  reductions are enforceable, permanent, quantifiable and surplus) and listed in the Emissions Reduction Credit Registry maintained by the PaDEP or with respect to which such identification and listing are pending; or (ii) have been certified
by  any  other  applicable  Governmental  Authority  as complying   with   the
law   and   regulations   governing   the establishment  of  such  credits
(including, without limitation, certification that such emissions reductions are enforceable, permanent, quantifiable and surplus). The term includes Emission Reduction Credits that have been approved by the PaDEP and are
awaiting USEPA approval.   The term also includes certified air emissions
reductions, as described above, regardless as to whether the Governmental Authority certifying such reductions designates such certified air emissions reductions by a name other than "emission reduction credits."

     (27)   "Encumbrances" means any mortgages, pledges,  liens, security
            -------------
interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, encumbrances and charges of any kind.

     (28)   "Environmental  Claim"  means  any  and  all  pending and/or
            ---------------------
threatened  administrative  or  judicial  actions,  suits, orders,   claims,
liens,   notices,   notices   of   violations, investigations,    complaints,
requests    for    information, proceedings, or other written communication,
whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of, or liability under any Environmental Law, (b) violation of any Environmental Permit, or (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the environment of any Hazardous Substances at any location related to the Purchased Assets, including, but not limited to, any off-Site location to
which Hazardous   Substances,   or   materials   containing   Hazardous
Substances,  were  sent  for  handling,  storage,  treatment,  or disposal.

      (29)   "Environmental  Condition"  means  the  presence  or Release to the
             -------------------------
environment, whether at the Site or at an off-Site location, of Hazardous Substances, including any migration of those Hazardous Substances through air, soil or groundwater to or from the Site or any off-Site location regardless of when such presence or Release occurred or is discovered.

      (30)   "Environmental  Laws"  means  all  Federal,  state  and local,
             --------------------
provincial and foreign, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous Substances. "Environmental Laws" include, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Oil Pollution Act (33 U.S.C. Sections 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.),the Pennsylvania Hazardous Sites Cleanup Act (35 P.S. g 6020.101 et seq.), the Pennsylvania Solid Waste Management Act (35 P.S.
Section 6018.101 et seq.), the Pennsylvania Clean Stream Law (35 P.S. Section
691.1 et seq.) and all other state laws analogous to any of the above.

      (31)   "Environmental Permits" has the meaning set forth in Section
             ----------------------
4.7(a).

      (32)   "ERISA" means the Employee Retirement Income Security Act of 1974,
             ------
as amended.

      (33)   "ERISA Affiliate" has the meaning set forth in Section 2.4(j).
              ---------------

      (34)   "ERISA Affiliate Plans" has the meaning set forth in Section
              ---------------------
 2.4(j).

      (35)   "Estimated Adjustment" has the meaning set forth in Section 3.3(b).
              --------------------

      (36)   "Estimated Closing Statement" has the meaning set forth in Section
              ---------------------------
 3.3(b).

      (37)   "Excluded Assets" has the meaning set forth in Section 2.2.
              ---------------

      (38)   "Excluded Liabilities" has the meaning set forth in Section 2.4.
             ---------------------

      (39)   "Facilities Act" has the meaning set forth in Section 10.15.
             ---------------

      (40)  "FERC" means the Federal Energy Regulatory Commission or any
            -----
successor agency thereto.

      (41)   "FIRPTA  Affidavit"  means the  Foreign Investment  in Real
             ------------------
Property Tax Act Certification and Affidavit, substantially in the form of Exhibit D hereto.

      (42)   "Genco"  means  GPU  Generation,  Inc.,  a  Pennsylvania
             ------
corporation and wholly-owned subsidiary of GPU.

      (43)   "Good Utility Practices" mean any of the practices, methods and
             -----------------------
acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices,
reliability,  safety  and  expedition.    Good  Utility Practices  are  not
intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the industry.

      (44)  "Governmental  Authority"  means  any  federal,  state, local or
            ------------------------
other governmental, regulatory or administrative agency, commission, department,
board, or other governmental subdivision, court,   tribunal,   arbitrating
body   or   other   governmental authority.

      (45)   "GPU" means GPU, Inc., a Pennsylvania corporation and parent
             ----
company of Penelec.

      (46)  "Hazardous Substances" means (a) any petrochemical or petroleum
            ---------------------
products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous
substances,"    "hazardous    wastes,"    "hazardous    materials," "hazardous
constituents,"   "restricted   hazardous  materials," "extremely    hazardous
substances,"    "toxic    substances," "contaminants,"  "pollutants,"  "toxic
pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

     (47)   "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
             -------
 1976, as amended.

     (48)   "IBEW" means Local 459 of the International Brotherhood of
             ----
 Electrical Workers.

     (49)   "IBEW Collective Bargaining Agreement" has the meaning set forth in
             ------------------------------------
Section 6.10(d).

     (50)   "Income  Tax"  means  any  federal,  state,  local  or foreign  Tax
            ------------
(a) based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

     (51)   "Indemnifiable Loss" has the meaning set forth in Section 8.1(a).
            -------------------

     (52)   "Indemnifying Party" has the meaning set forth in Section 8.1(e).
            -------------------

     (53)   "Indemnitee" has the meaning set forth in Section 8.1(d).
            -----------

     (54)   "Independent Accounting Firm" means such independent accounting firm
            ----------------------------
of national reputation as is mutually appointed by Sellers and Buyer.

     (55)   "Inspection" means all tests, reviews, examinations, inspections,
            -----------
investigations, verifications, samplings and similar activities conducted by Buyer or its agents or Representatives with respect to the Purchased Assets prior to the Closing.

     (56)   "Intellectual Property" means all patents and patent rights,
            ----------------------
trademarks and trademark rights, inventions, copyrights and copyright rights owned by the Sellers and necessary for the operation and maintenance of the Purchased Assets, and all pending applications for registrations of patents, trademarks, and copyrights, as set forth as part of Schedule 2.1(1)

     (57)   "Interconnection Agreement" means the Interconnection Agreement,
            --------------------------
between Penelec, NYSEG and Buyer, in the form of Exhibit E hereto, executed on the date hereof, under which Penelec and NYSEG will provide Buyer with interconnection service to certain of their respective transmission facilities and whereby Buyer will provide Penelec and NYSEG with continuing access to certain of the Purchased Assets after the Closing Date.

     (58)   "Inventories"  means  coal,  fuel  oil  or  alternative fuel
            ------------
inventories, limestone, materials, spare parts, consumable supplies and chemical and gas inventories relating to the operation of the Plant located at, or in transit to, the Plant.

     (59)   "Knowledge"  means  the  actual  knowledge  of  the corporate
            ----------
officers or managerial representatives of the specified Person charged with responsibility for the particular function as of the date of the this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

     (60)   "Material  Adverse  Effect"  means  any  change  in,  or effect on
            --------------------------
the Purchased Assets that is materially adverse to the operations or condition (financial or otherwise) of the Purchased Assets, taken as a whole, other than:
(a) any change affecting the international, national, regional or local electric industry as a whole and not Sellers specifically and exclusively; (b) any change or effect resulting from changes in the international, national, regional or local wholesale or retail markets for electric power; (c) any change or effect resulting from changes in the international, national, regional or local markets for any fuel used in connection with the Purchased Assets; (d) any change or effect resulting from, changes in the North American, national, regional or local electric transmission systems or operations thereof; (e) any materially adverse change in or effect on the Purchased Assets which is cured (including by the payment of money) by the Sellers before the Termination Date; (f) any order of any court or Governmental Authority or
legislature applicable   to   providers   of   generation,   transmission   or
distribution of electricity generally that imposes restrictions, regulations or other requirements thereon; and (g) any change or effect resulting from action or inaction by a Governmental Authority with respect to an independent system operator or retail access in Pennsylvania or New York.

     (61)   "Mine   Indemnities"   means   the   indemnification agreements
            -------------------
included in (x) the Termination Agreement, dated as of February 11, 1993, among NYSEG, Penelec, The Helen Mining Company, The Valley Camp Coal Company and Quaker State Corporation and (y) Amendment No. 5 to the Coal Sales Agreement, dated November 22, 1994, among NYSEG, Penelec, Helvetia Coal Company and Rochester & Pittsburgh Coal Company.

     (62)   "Mines" means the Helen and Helvetia coal mines and associated
            ------
facilities which are located on the Real Property.

     (63)   "Non-Union Employees" has the meaning as set forth in Section
            --------------------
6.10(b).

     (64)   "NYDEC"   means   the   New   York   Department   of Environmental
            ------
Conservation and any successor agency thereto.

     (65)   "NYPSC" means the Public Service Commission of the State of New York
            ------
and any successor agency thereto.

     (66)   "PaPUC"   means   the   Pennsylvania   Public   Utility Commission
            ------
and any successor agency thereto.

     (67)   "PaDEP"   means   the   Pennsylvania   Department   of Environmental
            ------
Protection and any successor agency thereto.

     (68)   "Permits" has the meaning set forth in Section 4.14.
            --------

     (69)   "Permitted  Encumbrances"  means:  (i)  the  Easements; (ii) those
            ------------------------
exceptions to title to the Purchased Assets listed in Schedule 4.5 and those Encumbrances set forth in Schedule 1.1(69); (iii) statutory liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings provided that the aggregate amount being so contested does not exceed $500,000; (iv) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Sellers or the validity of which are being contested in good faith, and which do not, individually or in the aggregate, exceed $500,000; (v) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities; and (vi) such other liens, imperfections in or failure of title, charges, easements, restrictions and Encumbrances which do not materially, individually or in the aggregate, detract from the value of the Purchased Assets as currently used or materially interfere with the present use of the Purchased Assets and neither secure indebtedness, nor individually or in the aggregate create a Material Adverse Effect.

     (70)   "Person" means any individual, partnership, limited liability
            -------
company,   joint   venture,   corporation,   trust, unincorporated
organization,  or  governmental  entity  or  any department or agency thereof.

     (71)   "Plant"  means  the  three-unit  coal-fired  generating station and
            ------
related assets as more fully identified on Schedule 2.1 attached hereto.

     (72)   "Post-Closing Adjustment" has the meaning set forth in Section
            ------------------------
3.3(c).

     (73)   "Post-Closing Statement" has the meaning set forth in Section
            -----------------------
3.3(c).


     (74)   "Proposed Post-Closing Adjustment" has the meaning set forth in
            ---------------------------------
Section 3.3(c).

     (75)   "Proprietary  Information"  of  a  Party  means  all information
            -------------------------
about the Party or its Affiliates, including their
respective properties or operations, furnished to the other Party or its Representatives by the Party or its Representatives, after the date hereof,
regardless of the manner or medium in which it is  furnished.     Proprietary
Information does not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by the other Party or its Representatives; (b) was available to the other Party on a nonconfidential basis prior to its disclosure by the Party or its Representatives; (c) becomes available to the other Party on a nonconfidential basis from a person, other than the Party or its Representatives, who is not otherwise bound by a confidentiality agreement with the Party or its Representatives, or is not otherwise under any obligation to the Party or any of its Representatives not to transmit the information to the other Party or its Representatives; (d) is independently developed by the other Party; or (e) was disclosed pursuant to the Confidentiality Agreement and remains subject to the terms and conditions of the Confidentiality Agreement.


     (76)   "Purchased  Assets"  has  the  meaning  set  forth  in Section 2.1.
             -----------------

     (77)   "Purchase Price" has the meaning set forth in Section 3.2.
             --------------

     (78)   "Qualifying Offer" has the meaning set forth in Section 6.10(b).
             ----------------

     (79)   "Real Property" has the meaning set forth in Section 2.1(a).
             -------------

     (80)   "Real Property Leases" has the meaning set forth in Section 4.6.
             --------------------

     (81)   "Release" means release, spill, leak, discharge, dispose of, pump,
             -------
pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.

     (82)   "Remediation" means action of any kind to address a Release or the
            ------------
presence of Hazardous Substances at the Site or an off-Site location including, without limitation, any or all of the following activities to the extent they relate to or arise from the presence of a Hazardous Substance at the Site or an
off-Site   location:   (a)   monitoring,   investigation,   assessment,
treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Authority with jurisdiction over the Site or an off-Site location under Environmental Laws that no material
additional  work  is  required  by  such  Governmental Authority;    (e)    the
use,    implementation,    application, installation, operation or maintenance
of removal actions on the

Site or an off-Site location, remedial technologies applied to the surface or subsurface soils, excavation and off-Site treatment or disposal of soils, systems for long term treatment of surface water or ground water, engineering controls or institutional controls; and (f) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws to address the presence or Release of Hazardous Substances at the Site or an off-Site location.


     (83)   "Replacement Welfare Plans" has the meaning set forth in Section
            --------------------------
6.10(e)

     (84)   "Representatives"  of  a  Party  means  the  Party's Affiliates  and
            ----------------
their directors, officers, employees, agents, partners, advisors (including, without limitation, accountants, counsel, environmental consultants, financial advisors and other authorized representatives) and parents and other controlling persons.

     (85)   "SEC"  means  the  Securities  and  Exchange  Commission and any
            ----
successor agency thereto.

     (86)   "Sellers'   Agreements"   means   those   contracts, agreements,
            ----------------------
licenses and leases relating to the ownership, operation and maintenance of the Plant and being assigned to Buyer as part of the Purchased Assets, including without limitation the IBEW Collective Bargaining Agreement.


     (87)   "Sellers' Indemnitee" has the meaning set forth in Section 8.1 (a).
            --------------------

     (88)  "Sellers' Required Regulatory Approvals" has the meaning set forth in
           ---------------------------------------
Section 4.3(b).


     (89)   "Site"   means   the   Real   Property   (including improvements)
            -----
forming a part of, or used or usable in connection with the operation of, the
Plant, including any disposal sites included  in  Real  Property.   Any
reference to the Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

     (90)   "Subsidiary"  when  used  in  reference  to  any  Person means any
            -----------
entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions of such entity are owned directly or indirectly by such Person.


     (91)   Reserved.


     (92)   "Tangible Personal Property" has the meaning set forth in Section
            ---------------------------
2.1(c).

     (93)   "Taxes"  means  all  taxes,  charges,  fees,  levies, penalties or
            ------
other assessments imposed by any federal, state or local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

     (94)   "Tax  Return"  means  any  return,  report,  information return,
            ------------
declaration,   claim  for  refund  or   other  document (including  any
schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes including amendments thereto.

     (95)   "Termination  Date"  has  the  meaning  set  forth  in Section
            ------------------
9.1(b).

     (96)   "Third  Party  Claim"  has  the  meaning  set  forth  in Section
            --------------------
8.2(a).

     (97)   "Transferable  Permits"  means  those  Permits  and Environmental
            ----------------------
Permits which may be transferred to Buyer without a filing with, notice to, consent or approval of any Governmental Authority, and are set forth in Schedule
1.1 (97).

     (98)   "Transferred  Employees"  means Transferred  Non-Union Employees and
            -----------------------
Transferred Union Employees.

     (99)   "Transferred Non-Union Employees" has the meaning set forth in
            --------------------------------
Section 6.10(b).

     (100)  "Transferred  Union  Employees"  has  the  meaning  set forth in
            ------------------------------
Section 6.10(b).

     (101)  "Transferring Employee Records" means records related to Sellers'
            ------------------------------
personnel who will become employees of Buyer only to the extent such files pertain to: (i) skill and development training and biographies, (ii) seniority histories, (iii) salary and benefit information, (iv) Occupational, Safety and Health Administration reports, and (v) active medical restriction forms.

     (102)  "Transition  Power  Purchase  Agreements"  means  the agreements
            ----------------------------------------
between Penelec and Buyer and NYSEG and Buyer, respectively, in the form of Exhibit G hereto, executed on the date hereof, relating to the sale of installed capacity to Penelec and NYSEG, respectively, for a specified period of time following the Closing Date.


     (103)  "Transmission Assets" has the meaning set forth in Section 2.2(a).
            --------------------

     (104)  "USEPA"   means   the   United   States   Environmental Protection
            ------
Agency and any successor agency thereto.

     (105)  "Year 2000 Compliant" has the meaning set forth in Section 4.19.
            --------------------
"Year 2000 Compliance" has a meaning correlative to the foregoing.
---------------------

     (106)  "WARN  Act"  means  the  Federal  Worker  Adjustment Retraining and
            ----------
Notification Act of 1988, as amended.

     1.2    Certain  Interpretive  Matters.   In  this  Agreement, unless the
            ------------------------------
context otherwise required, the singular shall include the plural, the masculine
shall include the feminine and neuter, and vice versa.   The term "includes" or
"including" shall mean "including  without  limitation."    References  to  a
Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.


                                   ARTICLE II


                               PURCHASE AND SALE
                               -------- --- ----



     2.1    Transfer of Assets.   Upon the terms and subject to the satisfaction
            -------- -- ------
of the conditions contained in this Agreement, at the Closing each of Penelec and NGE will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase, assume and acquire from each such Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), and subject to Section 2.2, all of such Seller's right, title and interest in and to all of the assets constituting, or used in and necessary for generation purposes to the operation of, the Plant, including without limitation those assets identified in Schedule
2.1 and those assets described below (but excluding the Excluded Assets), each as in existence on the Closing Date (collectively, "Purchased Assets"):
                                                          -------------------


          (a) Those certain parcels of real property (including all buildings, facilities and other improvements thereon and all appurtenances thereto) described in Schedule 4.10 (the "Real Property"), but subject to the
                                     ----------------
Permitted Encumbrances and those exceptions listed in Schedule 4.5 and except as otherwise constituting part of the Excluded Assets;



          (b)  All Inventories and Emission Allowances;


          (c) All machinery, mobile or otherwise, equipment (including communications equipment), vehicles, tools, furniture and furnishings and other personal property located on the Real Property on the Closing Date, including, without limitation, the items of personal property included in
Schedule 2.1(c), together with all the personal property of Sellers used principally in the operation of the Plant and listed in Schedule 2.1(c), other than property used or primarily usable as part of the Transmission Assets or otherwise constituting part of the Excluded Assets (collectively, "Tangible Personal Property");
----------------------------


          (d) Subject to the provisions of Section 6.5(c), all Sellers' Agreements;



          (e) Subject to the provisions of Section 6.5(c), all Real Property Leases;



          (f)  All Transferable Permits;


          (g) All books, operating records, operating, safety and maintenance manuals, engineering design plans, documents, blueprints and
as  built  plans,  specifications,  procedures  and similar   items   of
Sellers   relating   specifically   to   the aforementioned  assets  and
necessary for the operation of the Plant (subject to the right of Sellers to retain copies of same for their use) other than such items which are proprietary to third parties and accounting records;



          (h) All Emission Reduction Credits associated with the Plant and identified in Schedule 2.1(h) that have accrued prior to, or that accrue on or after, the date of this Agreement but prior to the Closing Date;



          (i)  All   unexpired,   transferable   warranties   and guarantees
from third parties with respect to any item of Real Property or personal property constituting part of the Purchased Assets, as of the Closing Date;



          (j) The name of the Plant. It is expressly understood that Sellers are not assigning or transferring to Buyer any right to use the name "Pennsylvania Electric Company", "Penelec", "GPU", "GPU Energy", "GPU Generation", "GPU Genco", "New York State Electric & Gas Corporation", "NYSEG", "NGE" or "NGE Generation" or any related or similar trade names, trademarks, service marks, corporate names and logos or any part, derivative or combination thereof;



          (k)  All  drafts,   memoranda,   reports,   information, technology,
and specifications relating to the Sellers' plans for Year 2000 Compliance;



          (l)  The  Intellectual  Property  described  on  Schedule 2.1(1); and

          (m) The substation equipment set forth in Schedule A to the Interconnection Agreement and designated therein as being transferred to Buyer.



     2.2  Excluded  Assets.    Notwithstanding  anything  to  the contrary  in
          ----------------
this Agreement, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to the following specific assets which are associated with the Purchased Assets, but which are hereby specifically excluded from the sale and the definition of Purchased Assets herein (the "Excluded Assets"):
                      -----------------


          (a)  Except as expressly identified in Schedule 2.1(c), the electrical  transmission  or  distribution  facilities  (as opposed  to generation facilities) of Sellers or any of their Affiliates located at the Site or forming part of the Plant (whether or not regarded as a "transmission" or "generation" asset for regulatory or accounting
purposes),  including  all switchyard   facilities,   substation   facilities
and   support equipment, as well as all permits, contracts and warranties, to the extent they relate to such transmission and distribution assets (collectively, the "Transmission Assets"), and those certain assets,
                     ----------------------
facilities and agreements all as identified on Schedule 2.2(a) attached hereto;



          (b) Certain switches and meters in the Plant, gas facilities, revenue meters and remote testing units, drainage pipes and systems, as identified in the Easement and Attachment Agreement;



          (c)  Certificates   of   deposit,   shares   of   stock, securities,
bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities;



          (d)  All   cash,   cash   equivalents,   bank   deposits, accounts
and notes receivable (trade or otherwise), and any income, sales, payroll or other tax receivables;



          (e) The rights of Sellers and their Affiliates to the names "Pennsylvania Electric Company", "Penelec", "GPU", "GPU Energy", "GPU Generation", "GPU Genco", "New York State Electric & Gas Corporation", "NYSEG", "NGE" and "NGE Generation" or any related or similar trade names, trademarks, service marks, corporate names or logos, or any part, derivative or combination thereof;



          (f) All tariffs, agreements and arrangements to which Sellers are a party for the purchase or sale of electric capacity and/or energy or for the purchase of transmission or ancillary services;



          (g) The rights of Sellers in and to any causes of action against third parties (including indemnification and contribution) relating to any Real Property or personal property, Permits, Environmental Permits, Taxes, Real Property Leases or Sellers' Agreements, if any, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the Plant or the Site and relating to any period prior to the Closing Date except that Buyer shall be deemed to be a third party beneficiary of the Mine Indemnitees to the extent permitted by such agreements;


          (h)  All  personnel  records   of  Sellers   or   their Affiliates
relating to the Transferred Employees other than Transferring Employee Records or other records, the disclosure of which is required by law, or legal or regulatory process or subpoena; and



          (i) Any and all of Sellers' rights in any contract representing an intercompany transaction between Sellers and an Affiliate of Sellers, whether or not such transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like.



     2.3  Assumed Liabilities. On the Closing Date, Buyer shall deliver  to
          -------------------
Sellers the Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to discharge when due, without recourse to Sellers, all of the following liabilities and obligations of Sellers, direct or indirect, known or unknown, absolute or contingent, which relate to the Purchased Assets, other than Excluded Liabilities, in accordance with the respective terms and subject to the respective conditions thereof (collectively, "Assumed Liabilities"):
--------------------


          (a) All liabilities and obligations of Sellers arising on or after the Closing Date under the Sellers' Agreements, the Real Property Leases, and the Transferable Permits in accordance with the terms thereof, including, without limitation, (i) the contracts, licenses, agreements and personal property leases entered into by Sellers with respect to the Purchased Assets, whether or not disclosed on Schedule 4.12(a) and (ii) the contracts, licenses, agreements and personal property leases entered into by Sellers with respect to the Purchased Assets after the date hereof consistent with the terms of this Agreement, except in each case to the extent such liabilities and obligations, but for a breach or default by Sellers, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice would constitute a default by Sellers;



          (b) All liabilities and obligations associated with the Purchased Assets in respect of Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8(a) hereof;



          (c) All liabilities and obligations with respect to the Transferred Employees on and after the Closing Date for which (i) Buyer is responsible pursuant to Section 6.10 and (ii) the grievances and arbitration proceedings arising out of or under the Collective Bargaining Agreement prior to (as set forth in Schedule 4.8), on or after the Closing Date;

          (d) Any liability, obligation or responsibility under or related to Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with (i) any violation or alleged violation of Environmental Laws, whether prior to, on or after the Closing Date, with respect to the ownership or operation of any of the Purchased Assets, including, but not limited to, the Mines (except to the extent Sellers receive indemnity payments under the Mine Indemnities); (ii) loss of life, injury to persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Purchased Assets prior to, on or after the Closing Date, including, but not limited to, Hazardous Substances contained in building materials at or adjacent to the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or near the Purchased Assets; and (iii) the Remediation (whether or not such Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under, adjacent to or migrating from, the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells or in other environmental media at or adjacent to the Purchased Assets; provided, that nothing set forth in this subsection 2.3(d) shall require Buyer to assume any liabilities or obligations that are expressly excluded in Section 2.4 including without limitation liability for toxic torts as set forth in Section
2.4(i); provided, further, however, that nothing set forth in this subsection 2.3(d) or otherwise herein shall require Buyer to assume any obligation for payment of fines, penalties or costs imposed by a Governmental Authority to the extent such obligations arise out of or relate to acts or omissions of the Sellers prior to the Closing that constitute violations of the New Source Performance Standards, Prevention of Significant Deterioration or New Source Review regulations under the Clean Air Act.



          (e) All liabilities and obligations of Sellers with respect to the Purchased Assets under the agreements or consent orders set forth on
Schedule 4.7 arising on or after the Closing; and



          (f) With respect to the Purchased Assets, any Tax that may be imposed by any federal, state or local government on the ownership, sale, operation or use of the Purchased Assets on or after the Closing Date, except for any Income Taxes attributable to income received by Sellers.

     2.4  Excluded  Liabilities.  Buyer  shall  not  assume  or  be obligated to
          ---------------------
pay, perform or otherwise discharge the following liabilities or obligations (the "Excluded Liabilities"):
     -----------------------


          (a) Any liabilities or obligations of Sellers in respect of any Excluded Assets or other assets of Sellers which are not Purchased Assets;



          (b) Any liabilities or obligations in respect of Taxes attributable to the ownership, operation or use of Purchased Assets for taxable periods, or portions thereof, ending before the Closing Date, except for Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8(a) hereof;



          (c) Any liabilities or obligations of Sellers accruing under any of the Sellers' Agreements prior to the Closing Date;


          (d) Any and all asserted or unasserted liabilities or obligations to third parties (including employees) for personal injury or tort, or similar causes of action arising solely out of the ownership or operation of the Purchased Assets prior to the Closing Date, other than any liabilities or obligations which have been assumed by Buyer under Section 2.3(d);



          (e) Any fines, penalties or costs imposed by a Governmental Authority resulting from (i) an investigation, proceeding, request for information or inspection before or by a Governmental Authority pending prior to the Closing Date but only regarding acts which occurred prior to the Closing Date, or (ii) illegal acts, willful misconduct or gross negligence of Sellers prior to the Closing Date, other than, any such fines, penalties or costs which have been assumed by Buyer under Section 2.3(d);


          (f) Any payment obligations of Sellers for goods delivered or services rendered prior to the Closing Date, including, but not limited to, rental payments pursuant to the Real Property Leases and Personal Property Leases;



          (g) Any liability, obligation or responsibility under or related to Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with loss of life, injury to persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) to the extent caused (or allegedly caused) by the off-Site disposal, storage, transportation, discharge, Release, or recycling of Hazardous Substances, or the arrangement for such activities, of Hazardous Substances, prior to the Closing Date, in connection with the ownership or operation of the Purchased Assets, provided that for purposes of this Section "off-Site" does not include any location to which Hazardous Substances disposed of or Released at the Purchased Assets have migrated;

          (h) Any liability, obligation or responsibility under or related to Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are disposed, stored, transported, discharged, Released, recycled, or the arrangement of such activities, prior to the Closing Date, in connection with the ownership or operation of the Purchased Assets, at any off-Site location, provided that for purposes of this Section "off-Site" does not include any location to which Hazardous Substances disposed of or Released at the Purchased Assets have migrated;



          (i) Third party liability for toxic torts arising as a result of or in connection with loss of life or injury to persons (whether or not such loss or injury arose or was made manifest on or after the Closing Date) caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Purchased Assets prior to the Closing Date;



          (j) Subject to Section 6.10, any liabilities or obligations relating to any Benefit Plan maintained by the Sellers or any trade or business (whether or not incorporated) which is or ever has been under common control, or which is or ever has been treated as a single employer, with a Seller under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or
                                                         --------------------
to which a Seller and any ERISA Affiliate contributed thereunder (the "ERISA Affiliate Plans"), including any multi-employer plan, maintained by,
------------------------
contributed to, or obligated to contribute to, at any time, by a Seller or any ERISA Affiliate, including but not limited to any liability (i) relating to benefits payable under any Benefit Plans (ii) relating to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (iii) relating to a multi-employer plan; (iv) with respect to non-compliance with the notice and benefit continuation requirements of COBRA; (v) with respect to any noncompliance with ERISA or any other applicable laws; or (vi) with respect to any suit, proceeding or claim which is brought against Buyer, any Benefit Plan, ERISA Affiliate Plan, any fiduciary or former fiduciary of any such Benefit Plan or ERISA Affiliate Plan;



          (k) Subject to Section 6.10, any liabilities or obligations relating to the employment or termination of employment, including discrimination, wrongful discharge, unfair labor practices, or constructive termination by a Seller of any individual, attributable to any actions or inactions by the Sellers prior to the Closing Date other than such actions or inactions taken at the written direction of Buyer;

          (l) Subject to Section 6.10, any obligations for wages, overtime, employment taxes, severance pay, transition payments in respect of compensation or similar benefits accruing or arising prior to the Closing under any term or provision of any contract, plan, instrument or agreement relating to any of the Purchased Assets; and


          (m) Any liability of a Seller arising out of a breach by a Seller or any of its Affiliates of any of their respective obligations under this Agreement or the Ancillary Agreements.



     2.5  Control  of  Litigation.     The  Parties  agree  and acknowledge
          -----------------------
that Sellers shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or Remediation activities (including without limitation any environmental mitigation or Remediation activities), arising out of or related to any Excluded Liabilities, and Buyer agrees to cooperate fully in connection therewith.


                           ARTICLE III

                           THE CLOSING
                           -----------


     3.1  Closing.     Upon  the  terms   and   subject   to   the satisfaction
          -------
of the conditions contained in Article VII of this Agreement, the sale, assignment, conveyance, transfer and delivery of the Purchased Assets to Buyer, the payment of the Purchase Price to Sellers, and the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing (the "Closing"), to be held at the
                                             ---------
offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York at 10:00 a.m. local time, or another mutually acceptable time and location, on the date that is fifteen (15) Business Days following the date on which the last of the conditions precedent to Closing set forth in Article VII of this Agreement have been either satisfied or waived by the Party for whose benefit such conditions precedent exist or such other date as the Parties
may  mutually  agree.   The  date  of Closing is hereinafter called the "Closing
                                                                        --------
Date."   The Closing shall  be  effective  for  all purposes  as  of  12:01
----
a.m.  on  the Closing Date.

     3.2  Payment of Purchase Price.  Upon the terms and subject to  the
          -------------------------
satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, Buyer will pay or cause to be paid to Sellers at the Closing an aggregate amount of one billion, eight hundred and one million United States Dollars(U.S. $1,801,000,000.00) (the "Purchase
                                                                    ---------
Price") plus or minus any adjustments pursuant to the provisions
------
of this Agreement, by wire transfer of immediately available funds denominated in U.S. dollars or by such other means as are agreed upon by Sellers and Buyer.


     3.3  Adjustment to Purchase Price. (a)  Subject to Section 3.3(b), at the
          ----------------------------
Closing, the Purchase Price shall be adjusted, without duplication, to account for the items set forth in this Section 3.3(a):


               (i) The Purchase Price shall be increased or decreased, as applicable, to reflect the difference between the book value of all Inventories as of the Closing Date and the value of all Inventories as of December 31, 1997 reflected on Schedule 3.3(a)(i).



               (ii) The Purchase Price shall be adjusted to account for the items prorated as of the Closing Date pursuant to Section 3.5.



               (iii) The Purchase Price shall be increased by the amount expended, or for which liabilities are incurred, by Sellers between the date hereof and the Closing Date for capital additions to or replacements of property, plant and equipment included in the Purchased Assets and other expenditures or repairs on property, plant and equipment included in the Purchased Assets that would be capitalized by Sellers in
     accordance with normal accounting policies of Sellers   and   their
     Affiliates   (together,   "Capital Expenditures"), which are not described
                               ----------------------
     on Schedule 6.1 and which either (A) are mandated after the date of this Agreement by any Governmental Authority (subject to Buyer's right to direct Sellers to contest such mandates by appropriate proceedings at Buyer's expense and provided there is no adverse impact on the Purchased Assets); or (B) do not fall within category (A) above but do not exceed in the aggregate $500,000; or (C) are approved in writing by Buyer.



     (b)    At  least  ten  (10)  Business  Days  prior  to  the Closing  Date,
Sellers shall prepare and deliver to Buyer an estimated closing statement (the "Estimated Closing Statement") that shall set forth Sellers' best estimate of all estimated adjustments to the Purchase Price required by
Section 3.3(a) (the "Estimated Adjustment").  Within five (5) Business Days
                    ----------------------
following the delivery of the Estimated Closing Statement  by Sellers  to Buyer,
Buyer may object in good faith to the Estimated Adjustment in writing.   If
Buyer objects to the Estimated Adjustment, the Parties   shall   attempt   to
resolve   their   differences   by negotiation.  If the Parties are unable to do
so within three (3) Business Days prior to the Closing Date (or if Buyer does not object to the Estimated Adjustment), the Purchase Price shall be adjusted (the "Closing Adjustment") for the Closing by the amount of the Estimated
     --------------------
Adjustment not in dispute. The disputed portion shall be paid as a Post-Closing Adjustment to the extent required by Section 3.3(c).


          (c) Within sixty (60) days following the Closing Date, Sellers shall prepare and deliver to Buyer a final closing statement (the "Post-Closing
                                                                   -------------
Statement") that shall set forth all adjustments to the Purchase Price required
----------
by Section 3.3(a) (the "Proposed Post-Closing Adjustment").  The Post-Closing
                       ----------------------------------
Statement shall be prepared using the same accounting principles, policies and methods as Sellers have historically used in connection with the calculation of the items reflected on such Post-Closing Statement. Within thirty (30) days following the delivery of the Post-Closing Statement by Sellers to Buyer, Buyer may object to the Proposed Post-Closing Adjustment in writing. Sellers agree to cooperate with Buyer to provide Buyer and Buyer's Representatives information used to prepare the Post-Closing Statement and information relating thereto. If Buyer objects to the Proposed Post-Closing Adjustment,
the  Parties  shall  attempt  to  resolve such  dispute  by  negotiation.   If
the Parties are unable to resolve such dispute within thirty (30) days of any objection by Buyer, the Parties shall appoint the Independent Accounting Firm, which shall, at Sellers' and Buyer's joint expense, review the Proposed Post-Closing Adjustment and determine the appropriate adjustment to the
Purchase Price, if any, within thirty (30) days of such appointment.   The
Parties agree to cooperate with the Independent Accounting Firm and provide it
with such information as   it   reasonably   requests   to   enable   it   to
make   such determination.   The finding of such Independent Accounting Firm
shall be binding on the Parties hereto.   Upon determination of the  appropriate
adjustment  (the  "Post-Closing Adjustment")  by agreement  of  the  Parties  or
                  -------------------------
by binding determination of the Independent Accounting Firm, if the Post-Closing Adjustment is more or less than the Closing Adjustment, the Party owing the difference shall deliver such difference to the other Party no later than two (2) Business Days after such determination, in immediately available funds or in any other manner as reasonably requested by the payee.



     3.4  Allocation of Purchase Price. Buyer and Sellers shall endeavor to
          ---------- -- -------- -----
agree upon an allocation among the Purchased Assets of the sum of the Purchase Price and the Assumed Liabilities consistent with Section 1060 of the Code and the Treasury Regulations thereunder within sixty (60) days of the date of this Agreement. Each of Buyer and Sellers agree to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with any such agreed to allocation. Each of Buyer and Sellers shall report the transactions contemplated by this Agreement for federal Tax and all other Tax purposes in a manner consistent with any such agreed to allocation determined pursuant to this
Section 3.4. Each of Buyer and Sellers agree to provide the other promptly with any information required to complete Form 8594. Buyer and Sellers shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Purchase Price agreed to pursuant to this Section 3.4.


     3.5  Prorations. (a) Buyer and Sellers agree that all of the items normally
          ----------
prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the Purchased Assets shall be prorated as of the Closing Date, with Sellers liable to the extent such items relate to any time period prior to the Closing Date, and Buyer liable to the extent such items relate to periods commencing with the Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):


               (i) Personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the business and operation of the Purchased Assets;



               (ii) Rent, Taxes and all other items (including prepaid services or goods not included in Inventory) payable by or to Sellers under any of the Sellers' Agreements;



               (iii)    Any    permit,    license,    registration, compliance
     assurance fees or other fees with respect to any Transferable Permit;



               (iv) Sewer rents and charges for water, telephone, electricity and other utilities; and



               (v) Rent and Taxes and other items payable by Sellers under the Real Property Leases assigned to Buyer.



          (b) In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Closing Date or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. The prorations shall be based on the number of days in a year or other appropriate period (i) before the Closing Date and (ii) including and after the Closing Date. Sellers and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this
Section 3.5.



          Notwithstanding anything to the contrary herein, no proration shall be made under this Section 3.5 with respect to Taxes payable under the
Pennsylvania Public Utility Realty Tax Act ("PURTA").   Buyer shall be fully
responsible for all Taxes payable under PURTA for the year in which the Closing occurs.

        3.6  Deliveries by Sellers.  At the Closing, each of Sellers as to
             ---------------------
itself will deliver, or cause to be delivered, the following to Buyer:

             (a)  The Bill of Sale, duly executed by Penelec and NGE;

             (b) Copies of any and all governmental and other third party consents, waiver or approvals obtained by Sellers with respect to the transfer of the Purchased Assets, or the consummation of the transactions contemplated by this Agreement;

             (c) The opinions of counsel and officer's certificates contemplated by Section 7.1;

             (d) One or more special warranty deeds conveying the Real Property to Buyer, in substantially the form of Exhibit F hereto, duly executed and acknowledged by Penelec and NGE and in recordable form;

             (e) The Assignment and Assumption Agreement, duly executed by Penelec and NGE;

             (f)  A FIRPTA Affidavit, duly executed by Sellers;

             (g) Copies, certified by the Secretary or Assistant Secretary of each Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Sellers in connection herewith; and the consummation of the transactions contemplated hereby;

             (h) A certificate of the Secretary or Assistant Secretary of each Seller identifying the name and title and bearing the signatures of the officers of such Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

             (i) Certificates of Good Standing with respect to the Sellers, issued by the Secretary of State of each Sellers' state of incorporation, as applicable;

             (j) To the extent available, originals of all Sellers' Agreements, Real Property Leases and Transferable Permits and, if not available, true and correct copies thereof;

             (k) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary or desirable to transfer to Buyer the Purchased Assets, in accordance with this Agreement and where necessary or desirable in recordable form; and

          (l) Such other agreements, documents, instruments and writings as are required to be delivered by Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.


     3.7  Deliveries  by  Buyer.    At  the  Closing,  Buyer  will deliver, or
          ---------------------
cause to be delivered, the following to Sellers:


          (a) The Purchase Price, as adjusted pursuant to Section 3.3, by wire transfer of immediately available funds in accordance with Sellers' instructions or by such other means as may be agreed to by Sellers and Buyer;



          (b) The opinions of counsel and officer's certificates contemplated by Section 7.2;



          (c)  The  Assignment  and  Assumption  Agreement,  duly executed by
Buyer;



          (d) Copies, certified by the Secretary or Assistant Secretary of Buyer and Buyer Parent, respectively, of resolutions authorizing the execution and delivery of this Agreement, the Guaranty and all of the agreements and instruments to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby;



          (e) A certificate of the Secretary or Assistant Secretary of Buyer and Buyer Parent, respectively, identifying the name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver this Agreement, the Guaranty and the other agreements contemplated hereby;



          (f) All such other instruments of assumption as shall, in the reasonable opinion of Sellers and their counsel, be necessary for Buyer to assume the Assumed Liabilities in accordance with this Agreement;



          (g) Copies of any and all governmental and other third party consents, waivers or approvals obtained by Buyer with respect to the transfer of the Purchased Assets, or the consummation of the transactions contemplated by this Agreement;



          (h)  Certificates   of   Insurance   relating   to   the insurance
policies  required  pursuant  to  Article  10  of  the Interconnection
Agreement; and



          (i) Such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.



     3.8  Ancillary Agreements.  The Parties acknowledge that the Ancillary
          --------------------
Agreements have been executed on the date hereof.

                                   ARTICLE IV

             REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLERS


     Each of Sellers severally as to itself, in the case of Sections 4.1, 4.2, 4.3, 4.5 and 4.15, and, subject to Section 10.1, jointly and severally, as to all other representations and warranties, represents and warrants to Buyer as follows:

     4.1  Incorporation:   Qualification.   Such   Seller   is   a corporation
          ------------------------------
duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease, and operate its material properties and assets and to carry on its business as is now being conducted. Such Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business as now being conducted shall require it to be so qualified, except where the failure to be so qualified would not
have a Material Adverse Effect.   Such  Seller  has  heretofore  delivered  to
Buyer true, complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect.

     4.2  Authority Relative to this Agreement.  Such Seller has full corporate
          ------------------------------------
power and authority to execute and deliver this Agreement and to consummate the
transactions contemplated by it hereby.   The execution and delivery of this
Agreement by such Seller and the consummation of the transactions contemplated by such Seller hereby have been duly and validly authorized by all necessary corporate action required on the part of such Seller and this Agreement has
been  duly  and  validly  executed  and delivered by such Seller.   Subject to
the receipt of Sellers' Required Regulatory Approvals, this Agreement constitutes the legal, valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     4.3 Consents and Approvals: No Violation. (a) Except as set forth in
         ------------------------------------
Schedule 4.3(a), and subject to obtaining Sellers' Required Regulatory Approvals, neither the execution and delivery of this Agreement by such Seller nor the consummation by such Seller of the transactions contemplated hereby vill
(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of such Seller, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which such Seller is a party or by which it, or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, would not, individually or in the aggregate, create a Material Adverse Effect; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to such Seller, which violations, individually or in the aggregate, would create a Material Adverse Effect.


          (b) Except as set forth in Schedule 4.3(b), (the filings and approvals referred to in Schedule 4.3(b) are collectively referred to as  the  "Sellers'  Required  Regulatory Approvals"), no consent or approval of,
         -------------------------------------------
filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Seller, or the consummation by such Seller of the transactions contemplated hereby, other than (i) such consents, approvals, filings or notices which, if not obtained or made, will not prevent such Seller from performing its material obligations hereunder and
(ii) such consents, approvals, filings or notices which become applicable to such Seller or the Purchased Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.



     4.4  Insurance.   Except as set forth in Schedule 4.4, all material
          ---------
policies of fire, liability, workers' compensation and other forms of insurance owned or held by, or on behalf of, Sellers with respect to the business, operations or employees at the Plant or the Purchased Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof has been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was
not  replaced  on substantially   similar  terms  prior  to  the  date   of
such cancellation. Except as described in Schedule 4.4, within the 36 months preceding the date of this Agreement, the Sellers have not been refused any insurance with respect to the Purchased Assets nor has their coverage been limited by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last twelve (12) months.

     4.5  Title  and  Related  Matters.   Except  as  set  forth  in Schedule
          ----------------------------
4.5 and subject to Permitted Encumbrances, (i) each of Penelec and NGE is the owner of record title to a 50% undivided interest in the Real Property and has good and valid title to the other Purchased Assets which it purports to own, free and clear of all Encumbrances and (ii) each such Seller shall convey to Buyer such title with respect to the Real Property as a reputable title company doing business in the Commonwealth of Pennsylvania would insure.

     4.6  Real Property  Leases.  Schedule 4.6  lists,  as  of the date of this
          ---------------------
Agreement, all real property leases under which each Seller is a lessee or lessor and which relate to the Purchased Assets ("Real Property Leases").
                                                 ----------------------
Except as set forth in Schedule 4.6, all such leases are valid, binding and enforceable against Sellers in accordance with their terms; there are no existing material defaults by Sellers or, to such Sellers' Knowledge, any other party thereunder; and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a material default by Sellers or, to Sellers' Knowledge, any other party thereunder. Sellers have delivered to Buyer true, correct and complete copies of each of the Real Property Leases.

     4.7  Environmental Matters.  Except as disclosed in Schedule 4.7  or  in
          ---------------------
the  "Phase  I"  and  "Phase  II"  environmental  site assessments   prepared
by   Sellers'   outside   environmental consultants  ("Environmental  Reports")
                                                      ------------------------
and  made  available  for inspection by Buyer:


          (a)  The   Sellers   hold,   and   are   in   substantial compliance
with, all permits, certificates, certifications, licenses and governmental authorizations under Environmental Laws ("Environmental Permits") that are
                                         ------------------------
required for Sellers to conduct the business and operations of the Purchased Assets, and Sellers are otherwise in compliance with applicable Environmental Laws with respect to the business and operations of the Purchased Assets except for such failures to hold or comply with required Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, create a Material Adverse Effect;



          (b) None of Sellers has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law with respect to the Real Property;



          (c) None of the Sellers has entered into or agreed to any consent decree or order relating to the Purchased Assets, or is subject to any outstanding judgment, decree, or judicial order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law relating to the Purchased Assets.



          (d) To Sellers' Knowledge, no Releases of Hazardous Substances have occurred at, from, in, on, or under the Site, and no Hazardous Substances are present in, on, about or migrating from the Site that could give rise to an Environmental Claim related to the Purchased Assets for which Remediation reasonably could be required, except in any such case to the extent that any such Releases would not, individually or in the aggregate, create a Material Adverse Effect.

     The representations and warranties made in this Section 4.7 are the Sellers' exclusive representations and warranties relating to environmental matters.

     4.8  Labor  Matters.  Sellers  have  previously  delivered  to Buyer  true
          --------------
and correct copies of all collective bargaining agreements to which Sellers are a party or are subject and which relate to the business and operations of the Purchased Assets. With respect to the business or operations of the Purchased Assets, except to the extent set forth in
Schedule 4.8 and except for such matters as will not, individually or in the aggregate, create a Material Adverse Effect, (a) Sellers are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) neither Seller has received written notice of any unfair labor practice complaint against such Seller pending before the National Labor Relations Board;
(c) no arbitration proceeding arising out of or under any collective bargaining agreements is pending against either Seller; and (d) Sellers have not experienced any work stoppage within the three-year period prior to the date hereof and to Sellers' Knowledge none is currently threatened.

     4.9  Benefit  Plans:  ERISA.  (a)Schedule  4.9(a)  lists  all deferred
          ----------------------
compensation, profit-sharing, retirement and pension plans, including multi-employer plans (of which none exist), and all material bonus, fringe benefit and other employee benefit plans maintained or with respect to which
contributions are made by  Penelec   or  Genco  in  respect  of  the  current
employees  of Penelec  or Genco connected with the Purchased Assets ("Benefit
                                                                     --------
Plans").  True and complete copies of all such Benefit Plans have been made
------
available to Buyer.


     (b) Except as set forth in Schedule 4.9(b), Sellers and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding requirements of Section 302 of ERISA, and Section 412 of the Code, with respect to each Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA and each such plan is in compliance in all material respects with the presently applicable provisions of ERSA and the
Code.   Except as set forth in Schedule 4.9(b), neither the Sellers nor any
ERISA Affiliate has incurred any liability under Section 4062(b) of ERISA to the Pension Benefit Guaranty Corporation in connection with any Benefit Plan which is subject to Title IV of ERISA or any withdrawal liability, nor is there any reportable event (as defined in Section 4043 of ERISA), except as set forth in Schedule 4.9(b). Except as set forth in Schedule 4.9(b), the Internal Revenue Service has issued a letter for each Benefit Plan which is intended to be qualified under Section 401(a) of the Code, which letter determines that such plan is exempt from United States Federal Income
Tax under Section 401(a) and 501(a) of the Code, and there has been no occurrence since the date of any such determination letter which has affected adversely such qualification.

     (c) Neither the Sellers nor any ERISA Affiliate has engaged in any transaction within the meaning of Section 4069(b) or Section 4212(c) of
ERISA.   No Benefit Plan is a multi-employer plan.



     (d) To the extent the Sellers maintain a "group health plan" within the meaning of Section 5000(b) (1) of the Code, Sellers have materially complied in good faith with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.



     4.10 Real Property  Schedule 4.10 contains a description of the Real
          -------------
Property owned by Penelec and NGE and included in the Purchased  Assets.    True
and correct copies of any current surveys, abstracts or title opinions in Sellers' possession and any policies of title insurance currently in force and in the possession of Sellers with respect to the Real Property have heretofore been made available to Buyer.

     4.11 Condemnation.   Except as set forth in Schedule 4.11, Sellers have not
          ------------
received any written notices of and otherwise have no Knowledge of any pending or threatened proceedings or governmental actions to condemn or take by power of eminent domain all or any part of the Purchased Assets.

     4.12 Contracts and Leases.  (a)  Schedule 4.12(a) lists each written
          --------------------
contract, license, agreement, or personal property lease which is material to the business or operations of the Purchased Assets, other than any contract, license, agreement or personal property lease which is listed or described on another Schedule, or which is expected to expire or terminate prior to the Closing Date, or which provides for annual payments by the Sellers after the date hereof of less than $250,000 or payments by the Sellers after the date hereof of less than $1,000,000 in the aggregate.


          (b) Except as disclosed in Schedule 4.12(b), each Sellers' Agreement (i) constitutes a legal, valid and binding obligation of the applicable Seller and, to each Seller's Knowledge, constitutes a valid and binding obligation of the other parties thereto, and (ii) may be transferred to Buyer pursuant to this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, unless in any such case the impact of such lack of legality, validity or binding nature, or inability to transfer, would not, individually or in the aggregate, create a Material Adverse Effect.



          (c) Except as set forth in Schedule 4.12(c), there is not, under the Sellers' Agreements, any default or event which, with notice or lapse of time or both, would constitute a default on the part of the Sellers or to each Seller's Knowledge, any of the other parties thereto, except such events of default and other events which would not, individually or in the aggregate, create a Material Adverse Effect.


     4.13 Legal Proceedings etc.  Except as set forth in Schedule 4.13, there
          ---------------------
are no actions or proceedings pending against Sellers before any court, arbitrator or Governmental Authority, which could, individually or in the
aggregate, reasonably be expected to create a Material Adverse  Effect.   Except
as set forth in Schedule 4.13, neither Seller is subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any
court,   arbitrator   or   Governmental  Authority   which   would, individually
or  in  the  aggregate,  create  a  Material  Adverse Effect.

     4.14 Permits. (a)  The Sellers have all permits,  licenses, franchises  and
          -------
other governmental authorizations, consents and approvals, (other than Environmental Permits, which are addressed in Section 4.7 hereof) (collectively, "Permits") necessary to own and operate the Purchased Assets except where the
---------
failure to have such Permits would not, individually or in the aggregate, create a Material Adverse Effect. Except as disclosed on Schedule 4.14(a), Sellers have not received any notification that any Seller is in violation of any such Permits, except notifications of violations which would not, individually or in the aggregate, create a Material Adverse Effect. Sellers are in compliance with all such Permits except where non-compliance would not, individually or in the aggregate, create a Material Adverse Effect.


          (b) Schedule 4.14(b) sets forth all material Permits and Environmental Permits, other than Transferable Permits (which are set forth on Schedule 1.1(96)) related to the Purchased Assets.



     4.15 Taxes. Penelec and NGE have filed all returns that are required to be
          -----
filed by it with respect to any Tax relating to the Purchased Assets, and Penelec and NGE have each paid all Taxes that have become due as indicated thereon, except where such Tax is being contested in good faith by appropriate proceedings, or where the failure to so file or pay would not reasonably be expected to create a Material Adverse Effect. Penelec and NGE have complied in all material respects with all applicable laws, rules and regulations relating to withholding Taxes relating to Transferred Employees. All Tax Returns relating to the Purchased Assets are true, correct and complete in
all material  respects.   Except  as set  forth  in  Schedule 4.15,  no notice
of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of such Sellers in respect of the Purchased Assets, which have not been fully paid or finally settled, and any such deficiency shown in Schedule 4.15 is being contested in good faith through appropriate proceedings. Except as set forth in Schedule 4.15, there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the Purchased Assets that will be binding upon Buyer after the Closing. None of the Purchased Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f) of the Code, and none of the Purchased Assets is "tax-exempt use" property within the meaning of Section 168(h) of the Code. Schedule 4.15 sets forth the taxing jurisdictions in which either Penelec or NGE own assets or conduct business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearance certificates in connection therewith, would either require Buyer to withhold any portion of the Purchase Price or subject Buyer to any liability for any Taxes of Penelec or NGE.


     4.16 Intellectual Property.  Schedule 2.1(1) sets forth all Intellectual
          ---------------------
Property used in and, individually or in the aggregate with other Intellectual Property, is material to the operation or business of the Purchased Assets, each of which a Seller or its Affiliates either has all right, title and interest in or valid and binding rights under contract to use. Except as disclosed in Schedule 4.16, (i) the Sellers are not, nor have they received any notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default), under any contract to use such Intellectual Property, and (ii), to Sellers' Knowledge, such Intellectual Property is not being infringed by any other Person. Sellers have not received notice that they are infringing any Intellectual Property of any other Person in connection with the operation or business of the Purchased Assets, and Sellers, to their Knowledge, are not infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, would have a Material Adverse Effect.

     4.17 Capital Expenditures. Except as set forth in Schedule 6.1,  there  are
          ---------------------
no capital expenditures associated with the Purchased Assets that are planned by Sellers through December 31, 1999.

     4.18 Compliance With Laws.   The Sellers are in compliance with all
          --------------------
applicable laws, rules and regulations with respect to the ownership or operation of the Purchased Assets except where the failure to be in compliance would not, individually or in the aggregate, create a Material Adverse Effect.

     4.19 DISCLAIMERS REGARDING PURCHASED ASSETS.  EXCEPT FOR THE
          --------------------------------------
REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE PURCHASED ASSETS ARE SOLD "AS IS, WHERE IS", AND EACH SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE PLANT, THE TITLE, CONDITION, VALUE OR
QUALITY OF THE PURCHASED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS AND EACH SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF

MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR
PATENT,  OR  COMPLIANCE  WITH ENVIRONMENTAL   REQUIREMENTS,   OR   THE
APPLICABILITY   OF   ANY GOVERNMENTAL  REQUIREMENTS,  INCLUDING  BUT  NOT
LIMITED TO ANY ENVIRONMENTAL LAWS, OR WHETHER EACH SELLER POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE PURCHASED ASSETS.
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, EACH SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED
HEREIN,   EACH   SELLER   EXPRESSLY   DISCLAIMS   ANY REPRESENTATION OR
WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE PURCHASED ASSETS OR THE SUITABILITY OF THE PURCHASED ASSETS FOR OPERATION AS A POWER PLANT AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY EACH SELLER OR THEIR REPRESENTATIVES, OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS.


     The Sellers make no warranties and representations of any kind,  whether
direct  or  implied,  that  any  of  the  hardware, software,    and    firmware
product    (including    embedded microcontrollers in non-computer equipment)
which may be included in the Purchased Assets to be transferred under this
Agreement (the "Computer Systems") is Year 2000 Compliant.   For purposes
               -------------------
hereof,  "Year  2000  Compliant"  shall  mean  that  the  Computer Systems will
         ----------------------
correctly differentiate between years, in different centuries, that end in the
same two digits, and will accurately process   date/time   data   (including,
but   not   limited   to, calculating, comparing, and sequencing) from, into,
and between the twentieth and twenty-first centuries, including leap year calculations.

     4.20 Transmission.  NYSEG represents and warrants that Buyer shall  not  be
          ------------
obligated to pay a NYSEG transmission charge in connection with any NYPP Economy Energy transaction as defined in the NYPP Agreement as effective and on file with FERC without waiving NYSEG's right to NYPP Economy Energy Transaction Transmission Fund payments.


                                   ARTICLE V


               REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer represents and warrants to Sellers as follows:

     5.1  Organization. Buyer is a California corporation, duly organized,
          ------------
validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Buyer is, or by the Closing will be, qualified to do business in the Commonwealth of Pennsylvania. Buyer has heretofore delivered to Sellers complete and correct copies of its Certificate of Incorporation and Bylaws (or other similar governing documents) as currently in effect.

     5.2  Authority Relative to this Agreement. Buyer has full corporate  power
          ------------------------------------
and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated by it hereby
and  thereby.    The execution  and  delivery  of  this  Agreement  and  the
Ancillary Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly and validly authorized by all necessary corporate action required on the part of Buyer.
This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer. Subject to the receipt of Buyer Required Regulatory Approvals, this Agreement and the Ancillary Agreements constitute legal, valid and binding agreements of Buyer, enforceable against
Buyer in accordance with their terms, except that such enforceability may   be
limited   by   applicable   bankruptcy,   insolvency, reorganization,
fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).


     5.3  Consents and Approvals: No Violation.
          ------------------------------------


          (a) Except as set forth in Schedule 5.3(a), and subject to obtaining Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Ancillary Agreements by Buyer nor the consummation by Buyer of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or other similar governing documents) of Buyer, or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a material adverse effects on the business, assets, operations or condition (financial or otherwise) of Buyer Entities ("Buyer Material Adverse Effect") or (iii) violate any law,
           ------------------------------
regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would create a Buyer Material Adverse Effect.


          (b) Except as set forth in Schedule 5.3(b) (the filings and approvals referred to in such Schedule are collectively referred to as the "Buyer Required Regulatory Approvals"), no consent or approval of, filing
     ----------------------------------------
with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of this Agreement and the Ancillary Agreements, or the consummation by Buyer of the transactions contemplated hereby and thereby, other than such consents, approvals, filings or notices, which, if not obtained or made, will not prevent Buyer from performing its obligations under this Agreement and the Ancillary Agreements.



     5.4  Availability of Funds.  Buyer has sufficient funds and lines of credit
          ---------------------
available to it or has received binding written commitments from creditworthy financial institutions, copies of which have been provided to Sellers, to provide sufficient funds on the Closing Date to pay the Purchase Price and to permit Buyer to timely perform all of its obligations under this Agreement and the Ancillary Agreements.

     5.5  Financial Representations.   Buyer Parent has provided Sellers with
          -------------------------
its balance sheet, income statement and statement of changes in cash flows for each of the preceding three fiscal years and most recent interim period. Such financial statements have been prepared in accordance with generally accepted accounting principles and fairly reflect the financial posture and results of operations of Buyer Parent as at and for the periods therein.

     5.6  Legal Proceedings.  There are no actions or proceedings pending
          -----------------
against Buyer Entities before any court or arbitrator or Governmental Authority, which, individually or in the aggregate, could reasonably be expected to create
a Buyer Material Adverse Effect.    Buyer  Entities  are  not  subject  to  any
outstanding judgments, rules, orders, writs, injunctions or decrees of any
court,   arbitrator   or   Governmental  Authority   which   would, individually
or in the aggregate, create a Buyer Material Adverse Effect.

     5.7  No Knowledge of Sellers' Breach.   Buyer Entities have no Knowledge of
          -------------------------------
any breach by Sellers of any representation or warranty of Sellers, or of any other condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder. Buyer Entities shall notify Sellers promptly if any such information comes to their attention prior to the Closing.

     5.8  Qualified  Buyer.   Buyer  is  qualified  to  obtain  any Permits and
          ----------------
Environmental Permits necessary for Buyer to own and operate the Purchased Assets as of the Closing. Without limiting the foregoing, Buyer is not aware of any reason or circumstance that would prevent Buyer from procuring Buyer Required Regulatory Approvals associated with Exempt Wholesale Generator (as defined in the Public Utility Holding Company Act of 1935) status and market-based rate authorization specified in items 3 and 2 of Schedule 5.3(b).


     5.9  Inspections.   Subject to the restrictions set forth in Section
          -----------
6.2(a), Buyer acknowledges and agrees that it has, prior to   its   execution
of   this   Agreement,   (i)   reviewed   the Environmental Reports, (ii) had
full opportunity to conduct to its satisfaction Inspections of the Purchased Assets, including the Site, and (iii) fully completed and approved the results
of all  Inspections  of  the  Purchased  Assets.    Subject  to  the
restrictions  set  forth  in  Section  6.2(a),  Buyer   acknowledges that it is
satisfied through such review and Inspections that no further investigation and study on or of the Site is necessary for the purposes of acquiring the Purchased Assets for Buyer's intended use. Buyer acknowledges and agrees that it hereby assumes the risk that adverse past, present, and future physical characteristics and Environmental Conditions may not have been revealed by its Inspections and the investigations of the Purchased Assets contained in
the  Environmental  Reports.   In making its decision to execute this Agreement,
and to purchase the Purchased Assets, Buyer has relied on and will rely upon, among other things, the results of its Inspections and the Environmental Reports.

     5.10   WARN Act.  Buyer does not intend to engage in a Plant Closing or
            --------
Mass Layoff as such terms are defined in the WARN Act within sixty days of the Closing Date.


                                   ARTICLE VI

                            COVENANTS OF THE PARTIES


     6.1  Conduct of Business Relating to the Purchased Assets. (a)    Except
          ----------------------------------------------------
as described in Schedule 6.1 or as expressly contemplated by this Agreement or to the extent Buyer otherwise consents in writing, during the period from the date of this Agreement to the Closing Date, Sellers (i) will operate the Purchased Assets in the ordinary course of business consistent with the past practices of Sellers or their Affiliates or with Good
Utility  Practices,  (ii)   shall  use  all  Commercially Reasonable Efforts to
preserve intact the Purchased Assets, and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with it, (iii) shall maintain the insurance coverage described in
Section 4.4, (iv) shall comply with all applicable laws relating to the Purchased Assets, including without limitation, all Environmental Laws, except where the failure to so comply would not result in a Material Adverse Effect, and (v) shall continue with Sellers' program, or (at Buyer's expense) as Buyer may direct, to install such equipment or software with respect to Year 2000 Compliance in accordance with Sellers' plans referred to in Section 2.1(k). Without limiting the generality of the foregoing, and, except as contemplated in this Agreement or as described in Schedule 6.1, or as required under applicable law or by any Governmental Authority, prior to the Closing Date, without the prior written consent of Buyer, Sellers shall not with respect to the Purchased
Assets:


               (i) Make any material change in the levels of Inventories customarily maintained by Sellers or their Affiliates with respect to the Purchased Assets, other than changes which are consistent with Good Utility Practices;



               (ii) Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any material Purchased Assets individually or in the aggregate (except for Purchased Assets used, consumed or replaced in the ordinary course of business consistent with past practices of Sellers or their Affiliates or with Good Utility Practices) other than
     to   encumber   Purchased   Assets   with   Permitted Encumbrances;



               (iii) Modify, amend or voluntarily terminate prior to the expiration date any of the Sellers' Agreements or Real Property Leases or any of the Permits or Environmental Permits in any material respect, other than (a) in the ordinary course of business, to the extent consistent with the past practices of Sellers or their Affiliates or with Good Utility Practices, (b) with cause, to the extent consistent with past practices of Sellers or their Affiliates or with Good Utility Practices, or (c) as may be required in connection with transferring Sellers' rights or obligations thereunder to Buyer pursuant to this Agreement;



               (iv)  Except as otherwise provided herein, enter into   any
     commitment   for   the   purchase,   sale,     or transportation of fuel
     having a term greater than six months and not terminable on or before the Closing Date either (i) automatically, or (ii) by option of Sellers (or, after the Closing, by Buyer) in its sole discretion, if the aggregate payment under such commitment for fuel and all other outstanding commitments for fuel not previously approved by Buyer would exceed $1,000,000;



               (v)   Sell,   lease   or   otherwise   dispose   of Emission
     Allowances,   or   Emission   Reduction   Credits identified  in  Schedule
     2.1(h), except to the extent necessary to operate the Purchased Assets in accordance with this Section 6.1;

               (vi) Except as otherwise provided herein, enter into any contract, agreement, commitment or arrangement relating to the Purchased Assets that individually exceeds $250,000 or in the aggregate exceeds $1,000,000 unless it is terminable by Sellers (or, after the Closing, by Buyer) without penalty or premium upon no more than sixty
     (60) days notice;



               (vii) Except as otherwise required by the terms of the IBEW Collective Bargaining Agreement (as defined in Section 6.10(d)), (a) hire at, or transfer to the Purchased Assets, any new employees prior to the Closing, other than to fill vacancies in existing positions in the reasonable discretion of Sellers, (b) materially increase salaries or wages of employees employed in connection with the Purchased Assets prior to the Closing, (c) take any action prior to the Closing to effect a material change in the Collective Bargaining Agreement, or (d) take any action prior to the Closing to materially increase the aggregate benefits payable to the employees employed in connection with the Purchased Assets;



               (viii)  Make  any  Capital  Expenditures  except  as permitted by
     Section 3.3(a)(iii)  or for Sellers' account; and



               (ix)   Except as otherwise provided herein, enter into any
     written or oral contract, agreement, commitment or arrangement   with
     respect   to   any   of   the   proscribed transactions  set  forth  in
     the  foregoing  paragraphs  (i) through (viii).


     6.2  Access to Information.
          ---------------------


          (a) Between the date of this Agreement and the Closing Date, Sellers will, at reasonable times and upon reasonable notice: (i) give Buyer and its Representatives reasonable access to its managerial personnel and to all
books, records,  plans, equipment,   offices   and   other   facilities   and
properties constituting the Purchased Assets; (ii) furnish Buyer with such financial and operating data and other information with respect to the Purchased Assets as Buyer may from time to time reasonably request, and permit Buyer to make such reasonable Inspections thereof as Buyer may request; (iii) furnish Buyer at its request a copy of each material report, schedule or other document filed by Sellers or any of their Affiliates with respect to the Purchased Assets with the SEC, FERC, NYPSC, NYDEC, PaPUC, PaDEP or any other Governmental Authority; and (iv) furnish Buyer with all such other information as shall be reasonably necessary to enable Buyer to verify the accuracy of the representations and warranties of Sellers contained in this Agreement; provided, however, that (A) any such inspections and investigations shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets, (B) Sellers shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (C) Sellers need not supply Buyer with any information which Sellers are under a legal or contractual obligation not to supply. Notwithstanding anything in this Section 6.2 to the contrary, Sellers will only furnish or provide such access to Transferring Employee Records and will not furnish or provide access to other employee personnel records or medical information unless required by law or specifically authorized by the affected employee and Buyer shall not have the right to perform or conduct any environmental sampling or testing at, in, on, or underneath the Purchased Assets.


          (b) Each Party shall, and shall use its best efforts to cause its Representatives to, (i) keep all Proprietary Information of the other Party confidential and not to disclose or reveal any such Proprietary Information to any person other than such Party's Representatives and (ii) not use such Proprietary Information other than in connection with the consummation of the transactions contemplated hereby. After the Closing Date, any Proprietary Information to the extent related to the Purchased Assets shall no longer
be  subject  to  the restrictions set forth herein.   The obligations of the
Parties under this Section 6.2(b) shall be in full force and effect for three
(3) years from the date hereof and vill survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and the closing of the transactions contemplated by this Agreement.



          (c) For a period of seven (7) years after the Closing Date (or such longer period as may be required by applicable law), each Party and its Representatives shall have reasonable access to all of the books and records of the Purchased Assets, including all Transferring Employee Records in the possession of the other Party to the extent that such access may reasonably be required by such Party in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Purchased Assets. Such access shall be afforded by the Party in possession of any such books and records upon receipt of reasonable advance written notice and during normal business hours. The Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it or the other Party with respect to such access pursuant to this
Section 6.2(c). If the Party in possession of such books and records shall desire to dispose of any books and records upon or prior to the expiration of such seven-year period (or any such longer period), such Party shall, prior to such disposition, give the other Party a reasonable opportunity at such other Party's reasonable expense, to segregate and remove such books and records as such other Party may select.



          (d) Notwithstanding the terms of Section 6.2(b) above, the Parties agree that prior to the Closing Buyer may reveal or disclose Proprietary Information to any other Persons in connection with Buyer's financing of its purchase of the Purchased Assets or any equity participation in Buyer's purchase of the Purchased Assets (provided that such Persons agree in writing to maintain the confidentiality of the Proprietary Information in accordance with this Agreement).


          (e) Upon the other Party's prior written approval (which will not be unreasonably withheld), either Party may provide Proprietary Information of the other Party to the NYPSC, the PaPUC, the SEC, the FERC or any other Governmental Authority with jurisdiction or any stock exchange, as may be necessary to obtain Sellers' Required Regulatory Approvals, or Buyer Required Regulatory Approvals, respectively, or to comply generally with any relevant law or regulation. The disclosing Party will seek confidential treatment for the Proprietary Information provided to any Governmental Authority and the disclosing Party will notify the other Party as far in advance as is
practicable of its  intention   to   release   to   any   Governmental
Authority   any Proprietary Information.



          (f) Except as specifically provided herein or in the Confidentiality Agreement, nothing in this Section shall impair or modify any of the rights or obligations of Buyer or its Affiliates under the Confidentiality
Agreement, all of which remain in effect until termination of such agreement in accordance with its terms.



          (g) Except as may be permitted in the Confidentiality Agreement, Buyer agrees that, prior to the Closing Date, it will not contact any
vendors,  suppliers,  employees,   or   other contracting parties of Sellers or
their Affiliates with respect to any aspect of the Purchased Assets or the transactions contemplated hereby, without the prior written consent of Sellers, which consent shall not be unreasonably withheld.



          (h) (i) Buyer shall be entitled to inspect, in accordance with this Section 6.2(h), all of the Purchased Assets located adjacent to any Point of Interconnection (as defined in the Interconnection Agreement), as shown in Schedule A to the Interconnection Agreement, to verify and/or determine the accuracy of the data, drawings, and records described in such Schedule.
The Parties shall cooperate to schedule Buyer's inspection at the Facility so that any interference with the operation of the Facility is minimized, to the extent reasonably feasible, and so that Buyer may complete its inspections of the Facility within thirty (30) working days of commencement of inspections and within two (2) months after the execution of this Agreement.



     (ii) Sellers shall provide, or shall cause to be provided, to Buyer, access to the Facility at the times scheduled for the inspections. Buyer shall provide qualified engineering, operations, and maintenance personnel to escort Buyer's personnel and to assist Buyer's personnel in conducting the inspections. Sellers and Buyer shall
each  bear  their   own   costs   of participating in the inspections.  At a
mutually convenient time not more than one (1) month after Buyer has completed its inspections, the Parties shall meet to discuss whether, as a result of the inspections, it is appropriate to modify Schedule A to the Interconnection Agreement to portray more accurately the Points of
Interconnection.   Any modification to any portion of Schedule A of the
Interconnection Agreement to which the Parties agree  shall  thereafter  be
deemed  part  of  Schedule  A  of  the Interconnection   Agreement   for   all
purposes   under   the Interconnection Agreement.


     6.3  Public Statements.  Subject to the requirements imposed by  any
          -----------------
applicable law or any Governmental Authority or stock exchange, prior to the Closing Date, no press release or other public announcement or public statement or comment in response to any inquiry relating to the transactions contemplated by this Agreement shall be issued or made by any Party without the prior approval of the other Parties (which approval shall not be
unreasonably  withheld).    The  Parties  agree  to  cooperate  in preparing
such announcements.

     6.4  Expenses.   Except to the extent specifically provided herein, whether
          --------
or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions
contemplated hereby shall be borne   by  the  Party   incurring  such   costs
and   expenses. Notwithstanding anything to the contrary herein, Buyer will be responsible for (a) all costs and expenses associated with the obtaining of any title insurance policy and all endorsements thereto that Buyer elects to obtain and (b) all filing fees under the HSR Act.


     6.5  Further Assurances.
          ------------------


          (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase and sale of the Purchased Assets pursuant to this Agreement and the assumption of the Assumed Liabilities, including without limitation using its best efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder, including obtaining all necessary consents, approvals, and authorizations of third parties and Governmental Authorities required to be obtained in order to consummate the transactions hereunder, and to effectuate a transfer of the Transferable Permits to Buyer. Buyer agrees to perform all conditions required of Buyer in connection with the Sellers' Required Regulatory Approvals, other than those conditions which would create a Buyer Material Adverse Effect.

Neither of the Parties hereto shall, without prior written consent of the other Party, take or fail to take any action, which might reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement. Buyer further agrees that prior to the Closing Date, it will neither enter into any other contract to acquire, nor acquire, electric generation facilities or uncommitted generation capacity located in New York State if Buyer's proposed acquisition of such additional electric generation facilities or uncommitted generation capacity might reasonably be expected to prevent or materially impede, interfere with or
delay  the transactions contemplated by this Agreement.   Buyer shall give
Sellers reasonable advance notice (and in any event not less than 10 days) before Buyer contracts to acquire or acquires any electric generation facility or uncommitted generation capacity located in New York.


          (b) In the event that any Purchased Asset shall not have been conveyed to Buyer at the Closing, each Seller shall, subject to Section 6.5(c) and (d), use Commercially Reasonable Efforts to convey such asset to Buyer
as  promptly  as  is practicable after the Closing.   In the event that any
Easement shall not have been granted by Buyer to Penelec or NYSEG at the Closing, Buyer shall use Commercially Reasonable Efforts to grant such Easement to Penelec or NYSEG as promptly as is practicable after the Closing.



          (c) To the extent that Sellers' rights under any Sellers' Agreement or Real Property Lease may not be assigned without the consent of another Person which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful. Sellers and Buyer agree that if any consent to an assignment of any material Sellers' Agreement or Real Property Lease shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the material Sellers' Agreement or Real Property Lease in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Sellers, at Buyer's option and to the maximum extent permitted by law and such material Sellers' Agreement or Real Property Lease, shall, after the Closing Date, appoint Buyer to be Sellers' agent with respect to such material Sellers' Agreement or Real Property Lease, or, to the maximum extent permitted by law and such material Sellers' Agreement or Real Property Lease, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations of such material Sellers' Agreement or Real Property Lease as Buyer may reasonably request. Sellers and Buyer shall cooperate and shall each use Commercially Reasonable Efforts prior to and after the Closing Date to obtain an assignment of such material Sellers' Agreement or Real Property Lease to Buyer.

For  purposes  of  this  Section  6.5(c),  all  Sellers'  Agreements listed on
Schedule 4.12(a) are deemed to be "material."


          (d) To the extent that Sellers' rights under any warranty or guaranty described in Section 2.1(i) may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign same, if an attempted assignment would constitute a breach thereof, or be unlawful. Sellers and Buyer agree that if any consent to an assignment of any such warranty or guaranty shall not be obtained, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty or guaranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Sellers, at Buyer's expense, shall use Commercially Reasonable Efforts, to the extent permitted by law and such warranty or guaranty, to enforce such warranty or guaranty for the benefit of Buyer so as to provide Buyer to the maximum extent possible with the benefits and obligations of such warranty or guaranty.



     6.6  Consents and Approvals.
          ----------------------


          (a) As promptly as possible after the date of this Agreement, Sellers and Buyer, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and the rules
and  regulations promulgated   thereunder   with   respect   to   the
transactions contemplated hereby. The Parties shall use their respective best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Buyer will pay all filing fees under the HSR Act but each Party will bear its own costs of the preparation of any filing.



          (b) As promptly as possible after the date of this Agreement, Buyer shall file with the FERC an application requesting Exempt Wholesale
Generator status for Buyer, which filing may be made individually by Buyer or jointly with the Sellers in conjunction with other filings to be made with the FERC under this Agreement, as reasonably determined by the
Parties.   Prior to Buyer's submission of that application with the FERC, Buyer shall submit such application to the Sellers for review and comment and Buyer shall incorporate into the application any revisions reasonably requested by Sellers. Buyer shall be solely responsible for the cost of preparing and filing this application, any petition(s) for rehearing, or any reapplication. If Buyer's initial application for Exempt Wholesale Generator status is rejected by the FERC, Buyer agrees to petition the FERC for rehearing and/or to re-submit an application with the FERC, as reasonably required by the Sellers, provided that in either case the action directed by the Sellers does not create a Buyer Material Adverse Effect.


          (c) As promptly as possible after the date of this Agreement, Buyer shall file with the FERC an application requesting authorization under Section 205 of the Federal Power Act to sell electric generating
capacity  and  energy,  but  not other   services,   including,   without
limitation,   ancillary services, at wholesale at market-based rates, which filing may be made individually by Buyer or jointly with Sellers in conjunction with other filings to be made with the FERC under this Agreement, as reasonably determined by the Parties. Prior to the filing of that application with the FERC, Buyer shall submit such application to the Sellers for review and comment and Buyer shall incorporate into the application any revisions reasonably requested by the Sellers. Buyer shall be solely responsible for the cost of preparing and filing this application, any petition(s) for
rehearing,  or  any  reapplication.   If  Buyer's initial application for
market-based rate authorization results in a FERC request for additional information or is rejected by the FERC, Buyer shall provide that information promptly, to petition the FERC for rehearing and/or to re-submit an application with the FERC, as reasonably required by the Sellers, provided that the Sellers shall have a reasonable opportunity to make changes to such a petition or re-submission application and, provided further, that the action directed by the Seller does not create a Buyer Material Adverse Effect.



          (d) As promptly as possible, and in any case within sixty (60) days, after the date of this Agreement, Sellers and Buyer, as applicable, shall file with the NYPSC, the PaPUC, the FERC and any other Governmental Authority, and make any other filings required to be made with respect to the transactions contemplated hereby. The Parties shall respond promptly to any requests for additional information made by such agencies, and use their respective best efforts to cause regulatory approval to be obtained at the earliest possible date after the date of filing. Each Party will bear its own costs of the preparation of any such filing.



          (e)  Sellers and Buyer shall cooperate with each other and promptly
prepare and file notifications with, and request Tax clearances   from,   state
and   local   taxing   authorities   in jurisdictions in which a portion of the
Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Sellers pursuant to such state and local Tax law.



          (f) Buyer shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits and Environmental Permits (other than Transferable Permits) effective as of the Closing Date. Sellers shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of a Permit or Environmental Permit held by Sellers or the procurement of any other Permit or Environmental Permit when so requested by Buyer.


     6.7  Fees and Commissions.   Each Seller, on the one hand, and Buyer, on
          --------------------
the other hand, represent and warrant to the other that, except for Goldman, Sachs & Co., which are acting for and at the expense of Sellers, and Lehman Brothers Inc., which is acting for and at the expense of Buyer, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the Party making such representation. Each Seller, on the one hand, and Buyer, on the other hand, will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than the fees, commissions and finder's fees payable to the parties listed above) incurred by reason of any action taken by the indemnifying party.


     6.8  Tax Matters.
          -----------


          (a)  All   transfer   and   sales   taxes   incurred   in connection
with this Agreement and the transactions contemplated hereby (including, without limitation, (a) Pennsylvania sales tax; (b) the Pennsylvania transfer tax on conveyances of interests in real property; and (c) Pennsylvania sales tax and transfer tax on deeds) shall be borne by Buyer. Sellers shall file, to the extent required by, or permissible under, applicable law, all necessary Tax Returns and other documentation with respect to all such transfer and sales taxes, and, if required by applicable law, Buyer shall join in the execution of any such Tax Returns and other documentation. Prior to the Closing Date, to the extent applicable, Buyer shall provide to Sellers appropriate certificates of Tax exemption from each applicable taxing authority.



          (b)  With respect to Taxes to be prorated in accordance with  Section
3.5  of  this  Agreement,  Buyer  shall  prepare  and timely  file  all  Tax
Returns required to be filed after the Closing Date with respect to the Purchased Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. Buyer's preparation of any such Tax Returns shall be subject to Sellers' approval, which approval shall not be
unreasonably  withheld.    Buyer  shall  make  such  Tax  Returns available for
Sellers' review and approval no later than fifteen (15) Business Days prior to the due date for filing each such Tax Return.



          (c) Buyer and Sellers shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each shall retain and provide the requesting party with any records or information which may be relevant to such return, audit,
examination  or  proceedings.   Any  information  obtained pursuant to this
Section 6.8(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the parties hereto.


          (d)  Disputes.   In  the  event  that  a  dispute  arises between
               --------
Sellers and Buyer regarding Taxes, or any amount due under this Section 6.8, the Parties shall attempt in good faith to resolve such dispute and any agreed upon amount shall be paid to the appropriate Party. If such dispute is not resolved within 30 days, the Parties shall submit the dispute to the Independent Accounting Firm for resolution, which resolution shall be final, conclusive and binding on the Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accounting Firm in resolving the dispute shall be borne 50% by Sellers and 50% by Buyer. Any payment required to be made as a result of the resolution of the dispute by the Independent Accounting Firm shall be made within ten days after such resolution, together with any interest determined by the Independent Accounting Firm to be appropriate.



     6.9  Advice of Changes.   Prior to the Closing, each Party will promptly
          -----------------
advise the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains Knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules hereto. Sellers may at any time notify Buyer of any development causing a breach of any of its representations and warranties in Article IV. Unless Buyer has the right to terminate this Agreement pursuant to Section 9.1(f) below by reason of the developments and exercises that right within the period of fifteen (15) days after such right accrues, the written notice pursuant to this Section 6.9 will be deemed to have amended this Agreement, including the appropriate Schedule, to have qualified the representations and warranties contained in
Article IV above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.


     6.10 Employees.
          ---------


          (a) At least 90 days prior to the Closing Date, Buyer is required to offer employment, effective on the Closing Date, to those employees of Penelec who are covered by the IBEW Collective Bargaining Agreement as defined in
Section 6.10(d) below, and who are employed in positions relating to the Purchased Assets ("Union Employees"). At least 90 days prior to the Closing Date, Buyer shall provide Sellers with notice of its staffing level requirements, listed by classification and operation, and shall be required to offer employment only to that number of Union Employees necessary to satisfy such staffing level requirements. In each classification, Union Employees shall be so offered employment in order of their seniority.


          (b) At least 90 days prior to the Closing Date, Buyer is also required to make reasonable efforts to make a Qualifying Offer of employment, effective on the Closing Date, to those salaried employees of Penelec or Genco who are listed in, or are in a function or whose employment responsibilities are listed in, Schedule 6.10(b) ("Non-Union Employees"). Each
                                                  ---------------------
person who becomes employed by Buyer pursuant to Section 6.10(a) or (b) (whether pursuant to a Qualifying Offer or otherwise) shall be referred to herein as a "Transferred Union Employee" or "Transferred Non-Union
               ----------------------------        ----------------------
Employee",  respectively.    As  used  herein,  the  term "Qualifying  Offer"
--------                                                   -----------------
means an offer of at least 85% of an employee's current total annual cash compensation at the time the offer was made (consisting of base salary and target incentive bonus). Schedule 6.10(b) sets forth, for each of the Non-Union Employees listed therein, their current base salaries and target incentive bonuses.



          (c) All offers of employment made pursuant to Sections 6.10(a) or (b) shall be made (i) in accordance with seniority and all applicable laws and regulations, and (ii) for Union Employees, in accordance with the IBEW Collective Bargaining Agreement.



          (d) Schedule 6.10(d) sets forth the collective bargaining agreement, and amendments thereto, to which Penelec is a party with the IBEW in connection with the Purchased Assets ("IBEW Collective Bargaining Agreement"). Transferred
                            ------------------------------------
Union Employees shall retain their seniority and receive full credit for service with Penelec in connection with entitlement to vacation and all other benefits and rights under the IBEW Collective Bargaining Agreement and under each compensation, retirement or other employee benefit plan or program Buyer is required to maintain for Transferred Union Employees pursuant to the IBEW Collective Bargaining Agreement. With respect to Transferred Union Employees, on the Closing Date, Buyer shall assume the IBEW Collective Bargaining Agreement for the duration of its term as it relates to Transferred Union Employees to be employed at the Plant in positions covered by the IBEW Collective Bargaining Agreement and shall comply with all applicable obligations under the IBEW Collective Bargaining Agreement. Consistent with the obligations under the IBEW Collective Bargaining Agreement and applicable laws, Buyer shall be required to establish and maintain a pension plan and other employer benefit programs for the Transferred Union Employees for the duration of the term of the IBEW Collective Bargaining Agreement which are substantially equivalent to the Penelec plans and programs in effect for the Transferred Union Employees immediately prior to the Closing Date (the "Penelec Plans"), and which provide at least the same level of benefits or coverage as do the Penelec Plans for the duration of the IBEW Collective Bargaining Agreement. Buyer further agrees to recognize the IBEW as the collective bargaining agent for the Transferred Union Employees.


          (e) As of the Closing Date, all Transferred Non-Union Employees shall commence participation in welfare benefit plans of Buyer or its Affiliates (the "Replacement Welfare Plans"). Buyer shall (i) waive all limitations
       ----------------------------
as to pre-existing condition exclusions and waiting periods with respect to the Transferred Non-Union Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the welfare plans maintained by Genco, Penelec or their Affiliates and that have not been satisfied as of the Closing Date, and (ii) provide each Transferred Non-Union Employee with credit for any copayments and deductibles paid prior to the Closing Date in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years).



          (f) Transferred Non-Union Employees shall be given credit for all service with Genco, Penelec and their Affiliates under all deferred compensation, profit-sharing, 401(k), retirement and pension plans, incentive compensation, bonus, fringe benefit and other employee benefit plans, programs and arrangements of Buyer ("Buyer Benefit Plans") in which they may become
                            -------------------
participants. The service credit so given shall be for purposes of eligibility and vesting, but not for level of benefits and benefit accrual.



          (g) To the extent allowable by law, Buyer shall take any and all necessary action to cause the trustee of any defined contribution plan of Buyer or its Affiliates in which any Transferred Employee becomes a participant to accept a direct "rollover" of all or a portion of said employee's "eligible rollover distribution" within the meaning of Section 402 of the Code from the GPU Companies Employee Savings Plan for Non-
Bargaining Employees or the Penelec Employee Savings Plan for Bargaining Unit Employees (the "Sellers' Savings Plans") if requested to do so by the Transferred Employee. Buyer agrees that the property so rolled over and the assets so transferred may include promissory notes evidencing loans from the Sellers' Savings Plans to Transferred Employees that are outstanding as of the Closing Date. However, except as otherwise provided in Section 6.10(d), any defined contribution plan of Buyer or its Affiliates accepting such a rollover or transfer shall not be required to (x) make any further loans to any Transferred Employee after the Closing Date or (y) permit any additional investment to be made in GPU common stock on behalf of any Transferred Employee after the Closing Date.



         (h) Buyer shall pay or provide to Transferred Employees the benefits described in subparagraphs (i), (ii) and (iii) of this Section 6.10(h), and shall reimburse the Sellers for the benefits they will provide to Union Employees and Non-

Union  Employees  in  accordance  with  subparagraph  (iv)  of  this Section
6.10(h).


               (i)  Buyer  shall  make  a  transition  incentive payment in the
     amount of $2,500 to each Transferred Union Employee.   Payment  shall  be
     made as soon as practicable after, but in any event no later than 60 days following, the Closing Date.



               (ii) In the case of each Transferred Non-Union Employee who is initially assigned by Buyer to a principal place of work that is at least 50 miles farther from the employee's principal residence than was his principal place of work immediately prior to the Closing Date and who relocates his or her principal residence to the vicinity of his or her new principal place of work within 12 months following the Closing Date, Buyer shall reimburse the employee for all "moving expenses" within the meaning of Section 217(b) of the Code incurred by the employee and other members of his or her household in connection with such relocation, up to a maximum aggregate amount of $5,000. Claims for reimbursement for such expenses shall be filed in accordance with such procedures, and shall be accompanied by such substantiation of the expenses for which reimbursement is sought, as Buyer may reasonably request. All claims for reimbursement shall be processed, and qualifying expenses shall be reimbursed, as soon as practicable after, but in any event no later than 60 days following, the date on which the employee's claim for reimbursement is submitted to Buyer.



               (iii) Buyer shall provide the severance benefits described in
     Section 1 of Schedule 6.10(h) to each Transferred Employee who is "Involuntarily Terminated" (as defined below) (a) within 12 months after the Closing Date or (b), in the case of any Transferred Non-Union Employee who had attained age 50 and had completed at least 10 Years of Service (as defined in Section 1(c) of Schedule 6.10(h)) prior to the Closing Date, on or any time prior to June 30, 2004. For purposes of this Section 6.10(h) and Schedule 6.10(h), a Transferred Employee shall be treated as "Involuntarily Terminated" if his or her employment with Buyer and all of its Affiliates is terminated by Buyer or any of its Affiliates for any reason other than for cause, disability or mandatory retirement. A Transferred Employee who voluntarily leaves employment with Buyer and all of its Affiliates as a result of a reduction of more than 15% in the rate of his or her total annual cash compensation (including both base salary and target incentive award) shall also be treated as having been Involuntarily Terminated. Buyer shall require any Transferred Employee who is Involuntarily Terminated, as a condition to receiving the severance benefits described in Section 1(b), (c), (d), (e) and (g) of Schedule 6.10(h), to execute a release of claims against Penelec or Genco, as applicable, and Buyer, in such form as Buyer and Sellers shall agree upon.


               (iv) At the Closing or as soon thereafter as practicable, but in any event no later than 60 days following the Closing Date, Buyer shall pay to Sellers, in addition to all other amounts to be paid by Buyer to Sellers hereunder, an amount equal to the aggregate estimated cost that the Sellers will or may incur in providing the severance, pension, health care and group term life insurance benefits described  in  Section  2  of  Schedule 6.10(h)  to  the  Union  Employees
     and  Non-Union  Employees therein  described.   The  estimated  cost  of
     such benefits shall be calculated by the actuarial firm regularly engaged to provide actuarial services to the GPU Companies with respect to their pension, health care and life insurance plans, and shall be determined using the same assumptions as to mortality, turnover, interest rate and other actuarial assumption as used by such firm in determining the cost of benefits under the GPU Companies' pension, health and group term life insurance plans for purposes of their most recently issued financial statements prior to the Closing Date.



          (i) Sellers shall be responsible for any payments required under their voluntary early retirement plans offered in connection with the
transfer of the Purchased Assets.   Within thirty (30) days following the last
day that any Union Employee or Non-Union Employee may elect to participate in such plans, Sellers shall provide Buyer with a list of all such employees who have so elected.



          (j) Sellers shall be responsible, with respect to the Purchased Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs prior to the Closing Date.



          (k) Sellers are responsible for extending and continuing to extend COBRA continuation coverage to all employees and former employees, and qualified beneficiaries of such employees and former employees, who become or became entitled to such COBRA continuation coverage on or before the Closing Date, including those for whom the Closing Date occurs during their COBRA election period.



          (l) Sellers shall pay to all Sellers' employees that Buyer offers employment pursuant to Section 6.10 hereof, all compensation, bonus, vacation and holiday compensation, workers' compensation or other employment benefits that are payable in cash which have accrued to such employees through and including the Closing Date, at such times as provided under the terms of the applicable compensation or benefit programs.

     6.11 Risk of Loss.
          ------------


          (a) From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Purchased Assets shall be borne by Sellers, other than loss or damage caused by the acts or negligence of Buyer or any Buyer Representative, which loss or damage shall be the responsibility of Buyer.



          (b) If, before the Closing Date, all or any portion of the Purchased Assets is (i) taken by eminent domain or is the subject of a pending or (to the Knowledge of Sellers) contemplated taking which has not been consummated, or (ii) damaged or destroyed by fire or other casualty, Sellers shall notify Buyer promptly in writing of such fact, and (x) in the case of a condemnation, Sellers shall assign or pay, as the case may be, any proceeds thereof to Buyer at the Closing and (y) in the case of a casualty, Sellers shall either restore the damage or assign the insurance proceeds therefor (and pay the amount of any deductible and/or self-insured amount in respect of such casualty) to Buyer at the Closing. Notwithstanding the above, if such casualty or loss results in a Material Adverse Effect, Buyer and Sellers shall negotiate to settle the loss resulting from such taking (and such negotiation shall include, without limitation, the negotiation of a fair and equitable adjustment
to the Purchase Price).   If no such settlement is reached within sixty  (60)
days after Sellers have notified Buyer of such casualty or loss, then Buyer or Sellers may terminate this Agreement pursuant to Section 9.1(i). In the event of damage or destruction which Sellers elect to restore, Sellers will have the right to postpone the Closing for up to four (4) months. Buyer will have the right to inspect and observe, or have its representatives inspect or observe, all repairs necessitated by any such damage or destruction.



          6.12 Additional  Covenants  of  Buyer.   Notwithstanding any  other
               --------------------------------
provision hereof, Buyer covenants and agrees that, after the Closing Date, Buyer will not make any modifications to the Purchased Assets or take any action which would result in a loss of the exclusion of interest on the pollution control bonds issued on behalf of Penelec or NYSEG in connection with the Purchased Assets from gross income for federal income purposes under
Section  103  of  the  Code.   Buyer  further  covenants  and agrees  that,  in
the event that Buyer transfers any of the Purchased Assets, Buyer shall obtain from its transferee a covenant and agreement that is analogous to Buyer's covenant and agreement pursuant to the immediately preceding sentence, as well as a covenant and agreement that is analogous to that of this sentence. This covenant shall survive Closing and shall continue in effect so long as the pollution control bonds remain outstanding.

                                  ARTICLE VII

                                   CONDITIONS



     7.1  Conditions to Obligations of Buyer. The obligation of Buyer to effect
          ----------------------------------
the purchase of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Buyer) of the following conditions:


          (a) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated.



          (b) No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority which prohibits the consummation of the sale of the Purchased Assets;



          (c)  Buyer shall have received all of Buyer's Required Regulatory
Approvals,   in   form   and   substance   reasonably satisfactory (including no
material adverse conditions) to it;



          (d) Sellers shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Sellers on or prior to the Closing Date;



          (e) The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date;



          (f) Buyer shall have received certificates from an authorized officer of each Seller, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section 7.1(d) and (e) have been satisfied by such Seller;



          (g) Buyer shall have received an opinion from each Seller's counsel reasonably acceptable to Buyer, dated the Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, substantially to the effect that:



               (i)  Such   Seller   is   a   corporation   duly  incorporated,
          validly existing and in good standing under the laws its state of incorporation and Seller has the corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver the Agreement and each Ancillary Agreement and to consummate the transactions contemplated by it thereby; and the execution and delivery of the Agreement by such
     Seller  and  the consummation   of   the   sale   of   the   Purchased
     Assets contemplated thereby have been duly and validly authorized by all necessary corporate action required on the part of such Seller;


          (ii) The Agreement and each Ancillary Agreement has been duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding agreement of such Seller, enforceable in accordance with its terms, except that such enforceability may be limited by applicable
     bankruptcy,      insolvency,  fraudulent  conveyance, reorganization,
     moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity
     (regardless of whether enforcement is considered in a proceeding at law or in equity);



               (iii) The execution, delivery and performance of the Agreement and each Ancillary Agreement by such Seller does not (A) conflict with the Certificate of Incorporation or Bylaws of such Seller or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of such Seller;



               (iv) The Bill of Sale, the deeds, the Assignment and Assumption Agreement and other transfer instruments described in Section 3.6 are in proper form to transfer to Buyer such title as was held by such Seller to the Purchased Assets;



               (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Seller or the consummation by such Seller of the
     transactions contemplated   hereby,   other   than   (i)   such   consents,
     approvals, filings or notices set forth in Schedule 4.3(b) or which, if not obtained or made, will not prevent such Seller from performing its material obligations hereunder and (ii) such consents, approvals, filings or notices which become applicable to Sellers or the Purchased Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

     In rendering the foregoing opinion, each Seller's counsel may rely on opinions of local law reasonably acceptable to Buyer.


          (h) Sellers shall have delivered, or caused to be delivered, to Buyer at the Closing, Sellers' closing deliveries described in Section 3.6.



          (i)  Buyer shall have received from a title insurance
company ALTA title owner's insurance policies on the Real Property insuring title as described in Section 4.5, subject only to Permitted Encumbrances reasonably acceptable to Buyer and standard printed
exceptions.   A Permitted Encumbrance which is not  removed  prior  to  Closing
shall  be  deemed  reasonably acceptable   to   Buyer   as   aforesaid   unless
such   Permitted Encumbrance would have a Material Adverse Effect.   Buyer shall
provide Sellers with a copy of a preliminary title report and survey for the Real Property as soon as it is available.


          (j) Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.



     7.2  Conditions to Obligations of Sellers.   The obligation of Sellers to
          ------------------------------------
effect the sale of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Sellers) of the following conditions:


          (a) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated;



          (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule
or regulation  shall  have  been  enacted  by  any   state  or  federal
government or Governmental Authority in the United States which prohibits the consummation of the sale of the Purchased Assets;



          (c) NGE and NYSEG shall have received all of Sellers' Required Regulatory Approvals applicable to NGE or NYSEG, in form and substance reasonably satisfactory (including no material adverse conditions) to it;



          (d) Penelec shall have received all of Sellers' Required Regulatory Approvals applicable to Penelec, in form and substance reasonably satisfactory (including no material adverse conditions) to it;



          (e) All consents and approvals for the consummation of the sale of the Purchased Assets contemplated hereby required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which any Seller is party or by which any Seller, or any of the Purchased Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually and in the aggregate, create a Material Adverse Effect;


          (f) Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;



          (g) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date;



          (h) Sellers shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 7.2(f) and (g) have been satisfied by Buyer;



          (i)  Effective upon Closing, Buyer shall have assumed, as set forth in
Section 6.10, all of the applicable obligations under the IBEW Collective Bargaining Agreement as they relate to Transferred Union Employees;



          (j) Sellers shall have received an opinion from Buyer's counsel reasonably acceptable to Sellers, dated the Closing Date and satisfactory in form and substance to Sellers and their counsel, substantially to the effect that:



          (i) Each Buyer Entity is a California corporation duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in the Commonwealth of Pennsylvania and has the full corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver the Agreement and the Ancillary Agreements by Buyer and the Guaranty by Buyer Parent and to consummate the transactions contemplated thereby; and the execution and delivery of the Agreement and the Ancillary Agreements by Buyer and the Guaranty by Buyer Parent, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action required on the part of Buyer and Buyer Parent;



          (ii) The Agreement, the Ancillary Agreements and the Guaranty have been duly and validly executed and delivered by Buyer and Buyer Parent, as applicable, and constitute legal, valid and binding agreements of Buyer and Buyer Parent, as applicable, enforceable against Buyer and Buyer Parent, as applicable, in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditor's rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);


          (iii) The execution, delivery and performance of the Agreement and the Ancillary Agreements by Buyer and the Guaranty by Buyer Parent does not
     (A) conflict with the Certificate of Incorporation or Bylaws (or other organizational documents), as currently in effect, of Buyer and Buyer Parent or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of Buyer or Buyer Parent;


          (iv) The Assignment and Assumption Agreement and other transfer instruments described in Section 3.7 are in proper form for Buyer to assume the Assumed Liabilities; and



          (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of the Agreement and the Ancillary Agreements, Buyer Parent's execution and delivery of the Guaranty, or the consummation by Buyer and Buyer Parent of the transactions contemplated hereby and thereby, other than such consents, approvals, filings or notices, which, if not obtained or made, will not prevent Buyer or Buyer Parent from performing its respective obligations under the Agreement, the Ancillary Agreements and Guaranty.



          (k) Buyer shall have delivered, or caused to be delivered, to Sellers at the Closing, Buyer's closing deliveries described in Section 3.7.



                                  ARTICLE VIII
                                INDEMNIFICATION


     8.1  Indemnification.
          ---------------


          (a) Buyer shall indemnify, defend and hold harmless Sellers, their officers, directors, employees, shareholders, Affiliates and agents (each, a "Sellers' Indemnitee") from and against any and all claims, demands, suits,
----------------------
losses, liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an

"Indemnifiable  Loss"),  asserted  against  or  suffered  by  any Sellers'
---------------------
Indemnitee relating to, resulting from or arising out of (i) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement or the representations and warranties contained in Sections 5.1, 5.2 and 5.3,
(ii) the Assumed Liabilities, (iii) any loss or damages resulting from or arising out of any Inspection, or (iv) any Third Party Claims against a Sellers' Indemnitee arising out of or in connection with Buyer's ownership or operation of the Plant and other Purchased Assets on or after the Closing Date.


          (b)  Sellers  shall  jointly  and  severally,  except  as otherwise
specified  in Section  10.1,  defend  and  hold  harmless Buyer,   its
officers,   directors,   employees,   shareholders, Affiliates  and  agents
(each,  a  "Buyer  Indemnitee")  from  and against  any  and  all  Indemnifiable
            -----------------
Losses asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of (i) any breach by Sellers of any covenant or agreement of Sellers contained in this Agreement or the representations and warranties contained in Sections 4.1, 4.2 and 4.3, (ii) the Excluded Liabilities, (iii) noncompliance by Sellers with any bulk sales or transfer laws as provided in Section 10.12, or (iv) any Third Party Claims against a Buyer Indemnitee arising out of or in connection with Sellers' ownership or operation of the Excluded Assets on or after the Closing Date.



          (c)  Buyer,   for   itself   and   on   behalf   of   its
Representatives and Affiliates, does hereby release, hold harmless and forever discharge Sellers, their Representatives and Affiliates, from any and all Indemnifiable Losses of any kind or character, whether known or unknown, hidden or concealed, resulting from or arising out of any Environmental Condition or violation of Environmental Law relating to the Purchased Assets other than any liabilities or obligations described in Sections 2.4(g), (h) and
(i). Buyer hereby waives any and all rights and benefits with respect to such Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge  of  such  claims  would  have  materially affected  such  party's
settlement  with  the  obligor.   In  this connection,  Buyer   hereby
acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Indemnifiable Losses that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and they nevertheless hereby intend to release Sellers and their Representatives and Affiliates from the Indemnifiable Losses described in the first sentence of this paragraph.



          (d)  Notwithstanding anything to the contrary contained herein:

               (i) Any Person entitled to receive indemnification under this Agreement (an "Indemnitee") shall use Commercially Reasonable Efforts to mitigate all losses, damages and the like relating to a claim under these indemnification provisions, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. The Indemnitee's Commercially Reasonable Efforts shall include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expenses for which indemnification would otherwise be due, and the Indemnitor shall reimburse the Indemnitee for the Indemnitee's reasonable expenditures in undertaking the mitigation.



               (ii) Any Indemnifiable Loss shall be net of (i) the  dollar
     amount  of  any  insurance  or  other   proceeds actually  receivable  by
     the Indemnitee or any of its Affiliates with respect to the Indemnifiable Loss, and (ii) income tax benefits to the Indemnitee,
     to  the  extent realized  by the  Indemnitee.   Any party  seeking
     indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage (including both costs of defense and indemnity) under applicable insurance policies with respect to any such Indemnifiable Loss.



          (e) The expiration or termination of any covenant or agreement shall not affect the Parties' obligations under this Section 8.1 if the Indemnitee provided the Person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for
      ------------------
which indemnification is sought prior to such expiration, termination or extinguishment.



          (f)  Except to the extent otherwise provided in Article IX, the rights
and remedies of Sellers and Buyer   under this Article  VIII  are  exclusive
and in lieu of any and all other rights and remedies which Sellers and Buyer may have under this Agreement or otherwise for monetary relief, with respect to (i) any breach of or failure to perform any covenant, agreement, or representation or warranty set forth in this Agreement, after the occurrence of the Closing, or (ii) the Assumed Liabilities or the Excluded Liabilities, as the case may be. The indemnification obligations of the Parties set forth in this Article VIII apply only to matters arising out of this Agreement,
excluding  the Ancillary Agreements.   Any Indemnifiable Loss arising under or
pursuant to an Ancillary Agreement shall be governed by the indemnification obligations, if any, contained in the Ancillary Agreement under which the Indemnifiable Loss arises.



          (g) Notwithstanding anything to the contrary herein, no party (including an Indemnitee) shall be entitled to recover from any other party (including an Indemnifying Party) for any liabilities, damages, obligations, payments losses, costs, or expenses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's and other advisor fees suffered
by such party.   Buyer and Sellers waive  any  right  to  recover  punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement. The provisions of this Section 8.1(g) shall not apply to indemnification for a Third Party Claim.


     8.2  Defense of Claims.
          -----------------


          (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or any Affiliate of a Party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be
              -----------------
sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.



          (b)  (i)   If, within ten (10) calendar days after an Indemnitee
provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 8.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof. (ii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying
Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.


          (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be
                                                        ------------
asserted by giving the indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such
Direct  Claim.   If  the Indemnifying  Party  does  not  respond  within  such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.



          (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the publicly announced prime rate then in effect of Chase Manhattan Bank) shall promptly be repaid by the Indemnitee to the Indemnifying Party.



          (e)  A  failure  to give timely notice as provided  in this Section
8.2 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                                   ARTICLE IX

                                  TERMINATION



     9.1  Termination. (a)  This Agreement may be terminated at any time prior
          -----------
to the Closing Date by mutual written consent of Sellers and Buyer.


          (b)  This  Agreement  may  be  terminated  by  Sellers  or Buyer if
(i) any Federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappeallable or (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the Closing; or
(iii) the Closing contemplated hereby shall have not occurred on or before the day which is 12 months from the date of this Agreement (the "Termination Date");
                                                             ----------------
provided that the right to terminate this Agreement under this Section 9.1(b)
(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; and provided, further, that if on the day which is 12 months from the date of this Agreement the conditions to the Closing set forth in Section 7.1(b) or 7.2(c) or (d) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be the day which is 18 months from the date of this Agreement.



          (c) Except as otherwise provided in this Agreement, this Agreement may be terminated by Buyer if any of Buyer Required Regulatory Approvals, the receipt of which is a condition to the obligation of Buyer to consummate the Closing as set forth in Section 7.1(b), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied) or shall have been granted but are not in form and substance reasonably satisfactory to Buyer.



          (d) This Agreement may be terminated by Sellers, if any of the Sellers' Required Regulatory Approvals applicable to Penelec, the receipt of which is a condition to the obligation of Penelec to consummate the Closing as set forth in Section 7.2(d), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied) or shall have been granted but are not in form and substance reasonably satisfactory to Penelec.



          (e) This Agreement may be terminated by Sellers, if any of Sellers' Required Regulatory Approvals applicable to NGE or NYSEG, the receipt of which is a condition to the obligations of NGE or NYSEG to consummate the Closing as set forth in Section 7.2(c) have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied), or shall have been granted but are not in form and substance reasonably satisfactory to NGE and NYSEG.


          (f) This Agreement may be terminated by Buyer if there has been a violation or breach by Sellers of any covenant, representation or warranty contained in this Agreement which has resulted in a Material Adverse Effect and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Sellers of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Buyer.



          (g) This Agreement may be terminated by Sellers, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Buyer of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Sellers.



          (h) This Agreement may be terminated by Sellers if there shall have occurred any change that is materially adverse to the business, operations or conditions (financial or otherwise) of Buyer.



          (i) This Agreement may be terminated by either of Sellers or Buyer in accordance with the provisions of Section 6.11(b).



     9.2  Procedure and Effect of No-Default Termination.  In the event of
          ----------------------------------------------
termination of this Agreement by either or both of the Parties  pursuant  to
Section 9, written notice thereof shall forthwith be given by the terminating Party to the other Party, whereupon, if this Agreement is terminated pursuant to any of Sections 9.1(a) through (e) and 9.1(h) and (i), the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter neither Party shall have any recourse against the other by reason of this Agreement.


                                   ARTICLE X


                            MISCELLANEOUS PROVISIONS



     10.1  Several  Liability  of  each  Seller.   Notwithstanding anything to
           ------------------------------------
the contrary contained herein, but subject to Section 10.4, it is expressly understood and agreed that (i) the obligations and covenants of the Sellers in Section 3.6 and the representations and warranties of Sellers in Sections 4.1, 4.2, 4.3, 4.5, 4.15 and 6.7 (and any indemnity under Article VIII relating thereto) are made severally as to itself in the case of Penelec, and jointly and severally in the case of NYSEG and NCE as to themselves; and (ii) all other obligations and covenants of the Sellers and all other representations and warranties of the Sellers hereunder (except for Section 4.20 which is made solely by NYSEG) are made severally by Penelec on the one hand, and jointly and severally by NYSEG and NGE on the other, such that Penelec on the one hand, and NYSEG and NGE on the other, shall in no event be liable to Buyer hereunder for more than 50% of any Indemnifiable Loss incurred by Buyer under the indemnity agreement in Article VIII or otherwise under this Agreement for a breach of such representation, warranty, obligation or covenant.


     10.2 Amendment and Modification. Subject to applicable law, this Agreement
          --------------------------
may be amended, modified or supplemented only by written agreement of Sellers and Buyer.


     10.3 Waiver of Compliance; Consents. Except as otherwise provided
          -------------------------------------
in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith



     10.4 No Survival.  Each and every representation, warranty and covenant
          -- --------
contained in this Agreement (other than the covenants contained in Sections 3.3(c), 3.4, 3.5(b), 6.2, 6.4, 6.5, 6.6(f), 6.7, 6.8, 6.10, 6.12, 9.4,
and in Articles VIII and X, which provisions shall survive the delivery of the
deed(s) and the   Closing   in   accordance   with   their   terms   and   the
representations and warranties set forth in Sections 4.1, 4.2, 4.3, 5.1, 5.2 and 5.3, and claims arising under Sections 6.1 and 6.6(e), which representations and warranties and such claims shall survive the Closing for eighteen
(18)  months  from  the Closing  Date)   shall  expire  with,  and  be
terminated and extinguished by the consummation of the sale of the Purchased Assets and shall merge into the deed(s) pursuant hereto and the transfer of the Assumed Liabilities pursuant to this Agreement and such representations, warranties and covenants shall not survive the Closing Date; and none of Sellers, Buyer or any officer, director, trustee or Affiliate of any of them shall be under any liability whatsoever with respect to any such representation, warranty or covenant.

     10.5 Notices. All notices and other communications hereunder shall  be  in
          -------
writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however. that
                                         --------
notices of a change of address shall be effective only upon receipt thereof):


          (a)  If to Sellers, to:


               (Penelec)
               c/o GPU Service, Inc.
               300 Madison Avenue
               Morristown, New Jersey  07962
               Attention:  David Brauer
                           Vice President



               (NGE or NYSEG)
               4500 Vestal Parkway East
               Binghamton, New York  13902
               Attention:  Daniel W. Farley
                           Vice President and Secretary


               with a copy to:

               (if to Penelec)
               Berlack, Israels & Liberman LLP
               120 West 45th Street
               New York, New York 10036
               Attention: Douglas E. Davidson, Esq.

               (if to NGE or NYSEG)

               Huber Lawrence & Abell
               605 Third Avenue
               New York, New York  10169
               Attention:  Nicholas A. Giannasca, Esq.
                           Taras G. Borkowsky, Esq.


          (b)  if to Buyer, to:


               Mission Energy Westside, Inc.
               18101 Von Karman Avenue, Suite 1700
               Irvine, California  92612
               Attention:  James V. Iaco
                           President


               with a copy to:

               Morgan, Lewis & Bockius LLP
               300 South Grand Avenue
               Los Angeles, California  90071
               Attention:  Richard A. Shortz, Esq.

     10.6 Assignment. This Agreement  and all  of  the provisions hereof shall
          ----------
be binding upon and inure to the  benefit  of the Parties  hereto  and  their
respective  successors  and  permitted assigns,   but  neither  this  Agreement
nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of each other Party, nor is this Agreement intended to confer upon any
other  Person  except  the  Parties  hereto  any rights,   interests,
obligations   or   remedies   hereunder.   No provision  of  this  Agreement
shall create any third party beneficiary rights in any employee or former employee of Sellers (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder. Notwithstanding the foregoing, (i) Buyer may assign all of its rights and obligations hereunder to any majority owned Subsidiary (direct or indirect) and upon Sellers' receipt of notice from Buyer of any such assignment, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such obligations, and all references herein to "Buyer" shall thereafter be deemed to be references to such assignee, in each case without the necessity for further act or evidence by the Parties hereto or such assignee, and (ii) Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to a trustee, lending institutions or other party for the purposes of leasing, financing or refinancing the Purchased Assets, including such an assignment, transfer or other disposition upon or pursuant to the exercise of remedies with respect to such leasing, financing or refinancing, or by way of assignments, transfers, pledges, or other dispositions in lieu thereof; provided, however, that no such assignment in clause (i) or (ii) shall relieve or discharge Buyer from any of its obligations hereunder. The Sellers agree, at Buyer's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as the Sellers' rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

     10.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the law of the State of New York (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED
TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE   STATE AND FEDERAL
COURTS IN AND FOR NEW YORK COUNTY, NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE
JURISDICTION FOR SUCH PURPOSE, AND THE   PARTIES   HERETO   IRREVOCABLY   SUBMIT
TO   THE   EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE
DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR

PROCEEDING.    SERVICE  OF  PROCESS  MAY  BE  MADE  IN  ANY  MANNER RECOGNIZED
BY  SUCH  COURTS.     EACH  OF  THE  PARTIES  HERETO IRREVOCABLY WAIVES ITS
RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


     10.8 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts,   each of which shall be deemed an original, but  all  of  which together  shall  constitute  one  and  the  same instrument.

     10.9 Interpretation.   The  articles,  section  and  schedule headings
          --------------
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10.10 Schedules and Exhibits.  Except as otherwise provided in this
           ----------------------
Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

     10.11 Entire Agreement.  This Agreement, the Confidentiality Agreement, and
           ----------------
the Ancillary Agreements including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the Parties hereto in respect of the
transactions contemplated by  this  Agreement.    There  are  no  restrictions,
promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. It is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants or undertakings contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreement (including the Offering Memorandum dated April 1998, previously delivered to Buyer by Sellers and Goldman, Sachs & Co.). This Agreement supersedes all prior agreements and understandings between the Parties other than the Confidentiality Agreement with respect to such transactions.

     10.12   Bulk   Sales   Laws.   Buyer   acknowledges   that, notwithstanding
             -------------------
anything in this Agreement to the contrary, Sellers will not comply with the provision of the bulk sales laws of any jurisdiction in connection with
the  transactions contemplated by this Agreement.   Buyer hereby waives
compliance by Sellers with the provisions of the bulk sales laws of all applicable jurisdictions.

     10.13  U.S.  Dollars.   Unless  otherwise  stated,  all dollar amounts set
            -------------
forth herein are United States (U.S.) dollars.

     10.14  Zoning Classification.   Buyer acknowledges that the Real Property
            ---------------------
is not zoned.

     10.15 Sewage Facilities. Buyer acknowledges that there is no community
           -----------------
(municipal) sewage system available to serve the Real Property. Accordingly, any additional sewage disposal planned by Buyer will require an individual (on-
site) sewage system and all necessary permits as required by the Pennsylvania Sewage Facilities Act (the "Facilities Act"). Buyer
                                             ---------------
recognizes that certain of the existing individual sewage systems on the Real Property may have been installed pursuant to exemptions from the requirements of the Facilities Act or prior to the enactment of the Facilities Act and that soils and site testing may not have been performed in connection therewith. The owner of the property or properties served by such a system, at the time of any malfunction, may be held liable for any contamination, pollution, public health hazard or nuisance which occurs as the result of such malfunction.

          IN WITNESS WHEREOF, Sellers and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


PENNSYLVANIA ELECTRIC COMPANY           NGE GENERATION, INC.

By:                                     By:/s/ Kenneth M. Jasinski
   ------------------------------          ------------------------------
Name:  John G. Graham                   Name:  Kenneth M. Jasinski
Title: Vice President and               Title: Executive Vice President
       Chief Financial Officer


MISSION ENERGY WESTSIDE, INC.           NEW YORK STATE ELECTRIC &
                                               GAS CORPORATION


By: /s/ James V. Iaco                   By:/s/ Kenneth M. Jasinski
   ------------------------------          ------------------------------
Name:   James V. Iaco                   Name:  Kenneth M. Jasinski
Title:  President                       Title: Executive Vice President

              IN WITNESS WHEREOF, Sellers and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


     PENNSYLVANIA ELECTRIC COMPANY         NGE GENERATION, INC.

     By: /s/ John G. Graham                By:
        -----------------------------         -----------------------------
     Name:                                 Name:
     Title:                                Title:


                                           NEW YORK STATE ELECTRIC & GAS
                                           CORPORATION


     By:                                   By:
        -----------------------------         -----------------------------
     Name:                                 Name:
     Title:                                Title: